UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CARDIOVASCULAR SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARDIOVASCULAR SYSTEMS, INC.
1225 Old Highway 8 NW
St. Paul, Minnesota 55112
Telephone: 877-CSI-0360
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 18, 2015
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Cardiovascular Systems, Inc. (the “Company”) on Wednesday, November 18, 2015, at 10:00 a.m. (Central Time) at the Company’s offices, located at 1225 Old Highway 8 NW, St. Paul, Minnesota 55112, for the following purposes:

1. To elect as Class I directors to hold office until the fiscal 2018 Annual Meeting of Stockholders, the following nominees recommended by the Board of Directors: Scott Bartos, Edward Brown and Augustine Lawlor.

2. To approve the 2015 Employee Stock Purchase Plan.

3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2016.

4. To approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers.

5. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.
The record date for the Annual Meeting is September 21, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors,
Sincerely,
David L. Martin
President, Chief Executive Officer and Director
St. Paul, Minnesota
October 9, 2015

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote your shares. You may vote over the telephone or the Internet as instructed in this proxy statement. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the meeting may vote in person, even if you already returned a proxy card or voting instruction card or voted by proxy over the telephone or the Internet. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON NOVEMBER 18, 2015:
The Proxy Statement and Fiscal 2015 Annual Report to Stockholders are available at http://www.proxyvote.com and http://www.csi360proxy.com

CARDIOVASCULAR SYSTEMS, INC.
1225 Old Highway 8 NW
St. Paul, Minnesota 55112
Telephone: 877-CSI-0360
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 18, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors of Cardiovascular Systems, Inc. (the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s offices, located at 1225 Old Highway 8 NW, St. Paul, Minnesota 55112, on Wednesday, November 18, 2015, at 10:00 a.m. (Central Time), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the telephone or the Internet.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about October 9, 2015 to our beneficial owners and stockholders of record who owned our common stock at the close of business on September 21, 2015. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners and stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates its election.

Why did I receive a full set of proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials instead of a Notice to beneficial owners or stockholders of record who have previously requested to receive paper copies of our proxy materials. If you are a beneficial owner or stockholder of record who received a paper copy of the proxy materials, and you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.

You can choose to receive our future proxy materials electronically by visiting http://www.proxyvote.com. Your choice to receive proxy materials electronically will remain in effect until you instruct us otherwise by following the instructions contained in your Notice and visiting http://www.proxyvote.com, sending an electronic mail message to sendmaterial@proxyvote.com, or calling 1-800-579-1639.

The SEC has enacted rules that permit us to make available to stockholders electronic versions of the proxy materials even if the stockholder has not previously elected to receive the materials in this manner. We have chosen this option in connection with the Annual Meeting with respect to both our beneficial owners and stockholders of record.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on September 21, 2015 will be entitled to vote at the Annual Meeting. On the record date, there were 32,436,553 shares of common stock of the Company outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on September 21, 2015, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided, if you received paper copies of the proxy materials, or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on September 21, 2015, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•
Election of the following nominees recommended by the Board of Directors to be Class I directors and to hold office until the fiscal 2018 Annual Meeting of Stockholders: Scott Bartos, Edward Brown, and Augustine Lawlor.

•	Approval of the 2015 Employee Stock Purchase Plan.

•
Ratification of the selection by the Audit, Risk Management and Finance Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending June 30, 2016.

•	Approval, on an advisory basis, of the compensation paid to the Company’s Named Executive Officers.

How do I vote?

For the election of each nominee to the Board of Directors, you may vote “For” or “Against” or abstain from voting. For the approval of the 2015 Employee Stock Purchase Plan, you may vote “For” or “Against” or abstain from voting. For the ratification of the Audit, Risk Management and Finance Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016, you may vote “For” or “Against” or abstain from voting. For the advisory vote on Named Executive Officer compensation, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card (if you received paper copies of the proxy materials), vote by proxy over the telephone, or vote by proxy over the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. If you would like directions to our offices, please call 877-CSI-0360.

•
If you received paper copies of the proxy materials, to vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Please have available the 12-Digit Control Number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m., Eastern Time (10:59 p.m., Central Time) on November 17, 2015, to be counted.

•
To vote over the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. Please have available the 12-Digit Control Number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m., Eastern Time (10:59 p.m., Central Time) on November 17, 2015, to be counted.

We are providing Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you may have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of September 21, 2015. There is no cumulative voting for election of directors.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominees for director, “For” the approval of 2015 Employee Stock Purchase Plan, “For” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2016, and “For” the advisory vote on Named Executive Officer compensation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Our directors and employees may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

This proxy statement and our fiscal 2015 Annual Report to Stockholders are available at http://www.proxyvote.com or http://www.csi360proxy.com.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may submit another properly completed proxy card with a later date.

•	You may submit a new vote by telephone or Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 1225 Old Highway 8 NW, St. Paul, Minnesota 55112.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes and abstentions and broker non-votes for director elections; “For” and “Against” votes and abstentions for auditor selection ratification; and “For” and “Against” votes and abstentions and broker non-votes for the approval of the 2015 Employee Stock Purchase Plan and advisory vote on Named Executive Officer compensation.

Abstentions will not be counted toward the vote total for the election of directors, but abstentions will be counted towards the vote total for each other proposal, and will have the same effect as “Against” votes for those proposals. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is currently considered a routine matter. The election of directors, approval of the 2015 Employee Stock Purchase Plan and advisory vote on Named Executive Officer compensation are currently considered non-routine matters under the rules of the New York Stock Exchange.

How many votes are needed to approve each proposal?

•
For Proposal 1, the election of the Class I directors, a nominee must receive “For” votes representing a majority of the votes cast by the shares present and entitled to vote either in person or by proxy. Votes cast with respect to a nominee include votes “For” or “Against” a nominee and exclude abstentions and broker non-votes.

•
For the 2015 Employee Stock Purchase Plan to be approved, Proposal 2 must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•
To be approved, Proposal 3, ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 30, 2016, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•
Proposal 4, regarding Named Executive Officer compensation, is an advisory vote, which means that the vote is not binding on the Company, our Board of Directors or the Human Resources and Compensation Committee of the Board of Directors. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Human Resources and Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 32,436,553 shares outstanding and entitled to vote. Thus, the holders of 16,218,277 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within three business days of the meeting.

When are stockholder proposals due for the Fiscal 2016 Annual Meeting?

Any appropriate proposal submitted by a stockholder and intended to be presented at the fiscal 2016 Annual Meeting must be submitted in writing to our Secretary at 1225 Old Highway 8 NW, St. Paul, Minnesota 55112, and received no later than June 11, 2016, to be includable in the Company’s proxy statement and related proxy for the fiscal 2016 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although our Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8. Additionally, pursuant to the advance notice provisions of the Company’s Bylaws, as authorized by applicable state law, in order for stockholders to present director nominations or other business at the fiscal 2016 Annual Meeting, a stockholder’s notice of such nomination or other business must be received by our Secretary at the same address no earlier than the close of business on July 21, 2016, and no later than the close of business on August 20, 2016, and must be in a form that complies with the requirements set forth in the Company’s Bylaws. You are advised to review the Company’s Bylaws for these requirements.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with each class serving staggered three-year terms. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The term of office of the Class I directors expires at the Annual Meeting. The Board has nominated Scott Bartos, Edward Brown and Augustine Lawlor for election at the Annual Meeting. Messrs. Brown and Lawlor have been directors since February 2009 and Mr. Bartos has been a director since October 2012. If elected at the Annual Meeting, Messrs. Bartos, Brown and Lawlor would serve until the fiscal 2018 annual meeting and until their successors are elected and have qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a majority of the votes cast in uncontested elections. The election of directors at the Annual Meeting will be uncontested. Under the majority voting standard, a nominee must receive a number of “For” votes that exceeds 50% of the votes cast with respect to that nominee’s election. Votes cast with respect to a nominee include votes “For” or “Against” a nominee and exclude abstentions and broker non-votes. In a contested election, directors will be elected by a plurality vote. A contested election is an election in which the number of candidates for election as directors exceeds the number of directors to be elected. Under the plurality standard, the nominees receiving the most number of “For” votes (among votes properly cast in person or by proxy) will be elected as directors.

If an uncontested nominee for director does not receive an affirmative majority of “For” votes, he or she, if a current director, is required to offer to resign from the Board. The Governance/Nominating Committee and the Board will then determine whether the offered resignation should be accepted or rejected, and they may consider any factors they deem relevant in deciding whether to accept the resignation. The Board will publicly disclose its decision regarding the offered resignation within 90 days after the election results have been certified. Any director who has so offered his or her resignation will not be permitted to vote on or participate in the decision regarding that resignation. If an uncontested nominee for director who is not a current director does not receive an affirmative majority of “For” votes, he or she will not be elected to the Board.

Unless a contrary choice is specified, shares represented by executed proxies will be voted “For” the election of the nominees named in this proxy statement, or, if a nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. The nominees have agreed to serve as a director if elected, and we have no reason to believe that the nominees will be unable to serve.

The following is a brief biography for each of the nominees for Class I director, and each person whose term of office as a Class II or Class III director will continue after the Annual Meeting.

Name	Age(1)	Position
Class I Director Nominees:
Scott Bartos(4)	52	Director
Edward Brown(3)	52	Director
Augustine Lawlor(2)(3)	59	Director
Class II Directors:
Brent G. Blackey(4)	56	Director
Leslie L. Trigg(2)(3)	44	Director
Scott Ward(4)	55	Chairman
Class III Directors:
William E. Cohn, M.D.(2)	55	Director
David L. Martin	51	President, Chief Executive Officer and Director

(1)	As of the date of this proxy statement.

(2)	Member of the Governance/Nominating Committee.

(3)	Member of the Human Resources and Compensation Committee.

(4)	Member of the Audit, Risk Management and Finance Committee.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE FISCAL 2018 ANNUAL MEETING

Scott Bartos. Mr. Bartos has been a member of CSI’s Board of Directors since October 2012. Mr. Bartos has more than 20 years’ experience as a healthcare executive and director, and was appointed President & CEO and a member of the board of directors of Rural/Metro Corporation in May 2013. Rural/Metro Corporation filed for bankruptcy in August 2013, and Mr. Bartos was hired by Rural/Metro Corporation to lead the turnaround effort in connection with this bankruptcy. He was subsequently named as chairman of the board of directors of Rural/Metro Corporation in February 2014. Mr. Bartos is also a director of Alliance HealthCare Services, Inc. and currently serves as lead director for Outset Medical (f/k/a Home Dialysis Plus). Mr. Bartos previously served as President, Chief Executive Officer, and a director of LaVie Care Centers, a national long-term care company with revenues exceeding $1.0 billion annually, from July 2009 through the sale of the company in December 2011. From December 2008 to July 2009, he was an Executive in Residence at Warburg Pincus LLC. Mr. Bartos was Division President for Gambro Healthcare, Inc. from 2000 to 2004 and COO–East from 2004 to 2005. Mr. Bartos previously was the founder, President, CEO and a Director of Endoscopy Specialists Inc. We believe that Mr. Bartos’s experience in business design, strategic planning, new product and service innovation, sales and marketing, and mergers and acquisitions with large, medium and small businesses in both public and private company settings allow him to make valuable contributions to our Board.

Edward Brown. Mr. Brown has been a member of CSI’s Board of Directors since February 2009. Mr. Brown was a member of the Board of Directors of Replidyne, Inc. (the company that completed a reverse merger with CSI in 2009) from May 2007 to February 2009. Mr. Brown currently serves as a Partner at Health Evolution Partners. Mr. Brown was previously a Managing Director at TPG Biotech from 2007 to 2009 and a Managing Director and co-founder of Healthcare Investment Partners, a private equity fund focused on healthcare investments, from 2004 to 2007. Before Healthcare Investment Partners, Mr. Brown was a Managing Director in the healthcare group of Credit Suisse Group where he led the firm’s West Coast healthcare effort and was one of the senior partners responsible for the firm’s global life sciences practice. Mr. Brown currently serves on the board of two private companies, Freedom Innovations, LLC, and Prolacta Biosciences, Inc. Mr. Brown previously served on the public company boards of Angiotech Pharmaceuticals Inc., from January 2007 to June 2011, Oculus Innovative Sciences, Inc., from September 2005 to June 2008, and Replidyne, Inc., from May 2007 to February 2009, as well as several private company boards. We believe that Mr. Brown’s leadership experience in life sciences, strategic transactions and his service as a board member of public and private healthcare companies enable him to bring valuable insight and knowledge to our Board.

Augustine Lawlor. Mr. Lawlor has been a member of CSI’s Board of Directors since February 2009. He was a member of the Board of Directors of Replidyne, Inc. from March 2002 to February 2009. Mr. Lawlor is the Managing Partner of HealthCare Ventures LLC, where he was a Managing Director from 2000 to 2007. Mr. Lawlor was previously Chief Operating Officer of LeukoSite, Inc. and has also served as a management consultant with KPMG Peat Marwick. Mr. Lawlor serves on the board of directors of numerous companies, including GlobeImmune, Inc., and served on the Board of Directors of Human Genome Sciences, Inc. from March 2004 to August 2012 and the board of directors of Replidyne, Inc. from March 2002 to March 2009. We believe that Mr. Lawlor’s leadership experience in operating companies with investment firms, and his service as a board member of public companies enable him to bring valuable insight and knowledge to our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE FISCAL 2017 ANNUAL MEETING

William E. Cohn, M.D. Dr. Cohn has been a member of CSI’s Board of Directors since February 2015. Dr. Cohn is a Cardiothoracic Surgeon, the Director of Technology and Innovation at the Texas Heart Institute and the Director of the Department of Surgery Incubator at Baylor College of Medicine, where he is also professor of surgery. In addition, he is an adjunct professor of bioengineering at both Rice University and the University of Houston. He is a venture partner with Santé Ventures, an early stage life science fund in Austin, Texas. Dr. Cohn has over 90 U.S. patents granted or pending for medical device development. In addition to being the only physician on our Board, we believe Dr. Cohn’s active involvement in the development, implementation, and regulatory clearance for several medical devices in cardiovascular medicine make him a valuable contributor to our Board and mission.

David L. Martin. Mr. Martin has been CSI’s President and Chief Executive Officer since February 2007, and a director since August 2006. Mr. Martin also served as CSI’s Interim Chief Financial Officer from January 2008 to April 2008. Prior to joining CSI, Mr. Martin was Chief Operating Officer of FoxHollow Technologies, Inc. from January 2004 to February 2006, Executive Vice President of Sales and Marketing of FoxHollow Technologies, Inc. from January 2003 to January 2004, Vice President of Global Sales and International Operations at CardioVention Inc. from October 2001 to May 2002, Vice President of Global Sales for RITA Medical Systems, Inc. from March 2000 to October 2001 and Director of U.S. Sales, Cardiac Surgery for Guidant Corporation from September 1999 to March 2000. Mr. Martin has also held sales and sales management positions for The Procter & Gamble Company and Boston Scientific Corporation. Among other attributes, skills and qualifications, we believe Mr. Martin is uniquely qualified to serve as a director because, as the Company’s President and Chief Executive Officer, he is the person most familiar with the Company’s business and industry and most capable of effectively identifying strategic priorities and leading the execution of strategy.

DIRECTORS CONTINUING IN OFFICE UNTIL THE FISCAL 2016 ANNUAL MEETING

Brent G. Blackey. Mr. Blackey has been a member of CSI’s Board of Directors since 2007. Since 2004, Mr. Blackey has served as the President and Chief Operating Officer for Holiday Companies. Between 2002 and 2004, Mr. Blackey was a Senior Partner at the accounting firm of Ernst & Young LLP. Prior to 2002, Mr. Blackey served most recently as a Senior Partner at the accounting firm of Arthur Andersen LLP. Since April 2006, Mr. Blackey has served on the board of directors of Datalink Corporation, a publicly-held company. Mr. Blackey also serves on the Board of Overseers for the University of Minnesota, Carlson School of Management. We believe that Mr. Blackey’s accounting background, experience as an executive officer and his service as a board member of a public company are strong endorsements for membership on our Board and invaluable to his role as our audit committee financial expert and Chairman of the Audit Committee.

Leslie L. Trigg. Ms. Trigg has been a member of CSI’s Board of Directors since 2010. Ms. Trigg currently serves as Chief Executive Officer of Outset Medical. From 2012 to 2014, she served as an Executive in Residence for Warburg Pincus. From 2010 to 2012, Ms. Trigg served as Executive Vice President, Marketing and Commercial Strategy for Lutonix, a medical device company in the drug-coated balloon space. Prior to that, Ms. Trigg held the positions of Chief Business Officer and Sr. Vice President, Sales & Marketing of AccessClosure, Inc. between September 2006 and June 2009. Before joining AccessClosure, Ms. Trigg was the Vice President, Marketing for FoxHollow Technologies, Inc. from March 2003 to August 2006, Business Unit Director at Cytyc Corporation from November 2001 to September 2002, and Director, Market Development at Pro-Duct Health, Inc. from July 2000 to November 2001. Ms. Trigg has also held marketing positions for Guidant Corporation. We believe that Ms. Trigg’s experience as an executive officer of several public and private companies in the medical device industry make her a valued member of our Board.

Scott Ward. Mr. Ward has been a member of CSI’s Board of Directors since 2013 and has served as Chairman of CSI’s Board of Directors since November 2014. Since 2013, Mr. Ward has been a Managing Director at SightLine Partners, and, since 2011, Mr. Ward has been President of Raymond Holdings. From 1981 to 2010, Mr. Ward was employed by Medtronic, Inc. and held a number of senior leadership positions. Mr. Ward was Senior Vice President and President of Medtronic’s CardioVascular business from May 2007 to November 2010. Prior to that he was Senior Vice President and President of Medtronic’s Vascular business from May 2004 to May 2007, Senior Vice President and President of Medtronic’s Neurological and Diabetes Business, from February 2002 to May 2004, and was President of Medtronic’s Neurological business from January 2000 to January 2002. He was Vice President and General Manager of Medtronic’s Drug Delivery Business from 1995 to 2000. Prior to that, Mr. Ward led Medtronic’s Neurological Ventures in the successful development of new therapies. Mr. Ward is Chairman of the Board of Creganna-Tactx Medical and serves on the Board of ImpediMed, Ltd. Mr. Ward served as a member of the Board of Surmodics, Inc. from September 2010 to March 2015. We believe that Mr. Ward’s experience running businesses within a large medical device company and his knowledge of the medical device industry allows him to make a valuable contribution to our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, nominee, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors, following the determination of the Governance/Nominating Committee, has affirmatively determined that the following directors are independent within the meaning of the applicable Nasdaq listing standards: Messrs. Bartos, Blackey, Brown, Lawlor and Ward, Ms. Trigg and Dr. Cohn. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with the Company. Mr. Martin, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

BOARD LEADERSHIP STRUCTURE

We have separate individuals serving as Chairman of the Board and as President and Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. The President and CEO is responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the President and CEO, sets the agenda for meetings of the Board and presides over meetings of the full Board. We believe this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our stockholders while recognizing the day-to-day management direction of the Company by the President and CEO.

OVERSIGHT OF RISK MANAGEMENT

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each, and the Board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. The Human Resources and Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. While the Human Resources and Compensation Committee addresses risk by setting compensation within the range of what the Company can manage and what is competitive, the Human Resources and Compensation Committee did not formally undertake a “risk assessment.” The Audit, Risk Management and Finance Committee oversees our disclosure and internal controls and regularly assesses financial and accounting processes, and reviews and assesses the Company’s major enterprise, financial condition and operational risks. The Governance/Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks and has overall risk management oversight responsibility.

CODE OF ETHICS AND BUSINESS CONDUCT

The Company has adopted the Cardiovascular Systems, Inc. Code of Ethics and Business Conduct, which applies to all officers, directors and employees and was last amended on April 28, 2015. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. The Code of Ethics and Business Conduct, as amended, is available on our website at http://www.csi360.com in the “Investors” section. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct by either posting such information on our website at the web address and location specified above or filing a Form 8-K.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company’s Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors, and the Company’s Secretary will forward the communications to all specified directors. If no director is specified, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

Cardiovascular Systems, Inc. Board of Directors
Attention: Secretary
1225 Old Highway 8 NW
St. Paul, MN 55112

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

Directors’ attendance at annual meetings of our stockholders can provide stockholders with an opportunity to communicate with directors about issues affecting the Company. We encourage, but do not require, our directors and nominees for director to attend annual meetings of stockholders. All of our then-current directors attended our last annual meeting of stockholders, held on November 12, 2014.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met ten times during the fiscal year ended June 30, 2015. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they served and that were held during the period for which they were directors or committee members, except that Dr. Cohn was unable to attend one Board meeting and one Governance/Nominating Committee meeting since he became a director, due to commitments that existed prior to his appointment to the Board. In addition, the directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent, in accordance with the Company’s charter and bylaws and Delaware law.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended June 30, 2015, the Board of Directors maintained three standing committees: the Audit, Risk Management and Finance Committee; the Human Resources and Compensation Committee; and the Governance/Nominating Committee. The following table provides current committee membership, and meeting information for fiscal 2015 for each of the committees of the Board of Directors in existence through June 30, 2015:

Name	Audit, Risk Management and Finance Committee		Human Resources and Compensation Committee		Governance/ Nominating Committee
Scott Bartos	X
Brent G. Blackey	X	*
Edward Brown			X	*
William E. Cohn, M.D.					X
Augustine Lawlor			X		X
David L. Martin
Leslie Trigg			X		X	*
Scott Ward	X

Total meetings in fiscal 2015	9		8		4

*	Committee Chairperson

Below is a description of each committee of the Board of Directors as such committees are presently constituted. The Board of Directors has determined that each current member of each committee meets the applicable SEC and Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit, Risk Management and Finance Committee

The Audit, Risk Management and Finance Committee of the Board of Directors (the “Audit Committee”) was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee is composed of Brent G. Blackey, Chair, Scott Bartos and Scott Ward. The Board of Directors has adopted an Audit, Risk Management and Finance Committee Charter, which was last amended on April 23, 2014 and is available on our website at http://www.csi360.com in the “Investors” section. The functions of the Audit Committee include, among other things:

•	serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•
coordinating, reviewing and appraising the audit efforts of the Company’s independent auditors and management and, to the extent the Company has an internal auditing or similar department or persons performing the functions of such department (“internal auditing department” or “internal auditors”), the internal auditing department;

•
communicating directly with the independent auditors, the financial and senior management, the internal auditing department, and the Board of Directors regarding the matters related to the committee’s responsibilities and duties;

•
monitoring, overseeing and reviewing the Company’s risk management and ethical and legal compliance and exercising principal oversight responsibility with respect to certain of the Company’s material financial matters; and

•
reviewing and making recommendations to the Board regarding the financial policies of the Company, the Company’s capital structure and the Company’s current and anticipated financial requirements, and overseeing management of the financial affairs of the Company.

Our independent registered public accounting firm, legal counsel and management periodically meet privately with our Audit Committee.

Each Audit Committee member is a non-employee director of our Board. The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of the Company’s Audit Committee are independent (as independence is currently defined in Rule  5605(a)(2) of the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act).

Audit Committee Financial Expert

The Board has determined that Mr. Blackey is the “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K, as amended. As noted above, Mr. Blackey is independent within the meaning of Nasdaq’s listing standards. A description of Mr. Blackey’s experience is set forth above under “Directors Continuing In Office Until The Fiscal 2016 Annual Meeting.” The designation of Mr. Blackey as the audit committee financial expert does not impose on Mr. Blackey any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Blackey as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

Report of the Audit Committee of the Board of Directors

In accordance with its written charter, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)  reviewed and discussed the audited financial statements with management and the independent auditors;
(2)  discussed with the independent auditors the material required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), with and without management present; and
(3)  received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant the independent accountant’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, as filed with the Securities and Exchange Commission.

Brent G. Blackey, Chair
Scott Bartos
Scott Ward

Human Resources and Compensation Committee

Our Human Resources and Compensation Committee (the “Compensation Committee”) consists of three directors: Edward Brown, Chair, Augustine Lawlor and Leslie L. Trigg. All members of the Company’s Compensation Committee were appointed by the Board of Directors, and consist entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act, and “independent,” as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards.

The Board of Directors has adopted a Human Resources and Compensation Committee Charter, which was last amended on May 19, 2015, and is available on our website at http://www.csi360.com in the “Investors” section. The functions of the Compensation Committee include, among other things:

•	setting annual base compensation and approving incentive compensation for all of our executive officers, other than the CEO;

•
reviewing corporate goals and objectives relevant to CEO compensation, the CEO’s performance in light of those goals and objectives, and recommending to the independent directors of the Board the CEO’s compensation;

•
oversight responsibility for the Company’s equity incentive plans and the incentive compensation plans for our executive officers, including the delegation of routine or ministerial activities to management;

•
reviewing and approving employment agreements and severance agreements for our executive officers, except for the CEO, which is subject to input from the Board when appropriate, including change in control provisions, plans or agreements;

•	reviewing director compensation and recommending appropriate adjustments for submission for approval to the Board;

•
reviewing the Company’s processes to recruit, retain and develop management resources, including its executive personnel appraisal, development and selection processes, with a focus on the Company’s commitment to diversity;

•
reviewing and discussing with management the Compensation Discussion and Analysis and other executive compensation-related disclosures required by the SEC to be included in the Company’s annual Form 10-K and annual proxy statement and recommending to the Board whether the Compensation Discussion and Analysis should be included in the Company’s annual Form 10-K and annual proxy statement; and

•	overseeing the preparation and authorizing the filing of the Human Resources and Compensation Committee Report required to be included in the annual proxy statement.

During fiscal 2015, the Compensation Committee retained Towers Watson to provide independent executive compensation consulting services. Towers Watson helped the Compensation Committee determine competitive compensation levels for our executive officers, including base salary, incentive compensation, stock options and restricted stock awards. Specifically, Towers Watson provided competitive compensation data from comparable publicly held medical device, high growth, research and development focused, or direct sales force companies, as well as incentive design observations. Towers Watson performs no other work for the Company and received no payment other than for their work on behalf of the Compensation Committee.

Towers Watson meets the independence standards specified by the SEC.

Our Chief Executive Officer may not be present during any Compensation Committee or Board voting or deliberations with respect to his compensation. Our Chief Executive Officer may, however, be present during any other voting or deliberations regarding compensation of our other executive officers, but may not vote on such items of business. In fiscal 2015, the Compensation Committee met without the Chief Executive Officer present to review and determine the compensation of the Chief Executive Officer, with input from him and the Compensation Committee’s third-party compensation consultant on his annual salary, equity award compensation and cash incentive compensation for the year. For all other executive officers in fiscal 2015, the Compensation Committee met with the Chief Executive Officer to consider and determine executive compensation, based on recommendations by the Chief Executive Officer and the Compensation Committee’s third-party compensation consultant.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee consists of Messrs. Brown and Lawlor and Ms. Trigg. No member of the Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the Compensation Committee or the Board of Directors of any other entity that has one or more officers serving as a member of the Board of Directors or the Compensation Committee.

Governance/Nominating Committee

Our Governance/Nominating Committee consists of three directors: Leslie L. Trigg, Chair, William E. Cohn and Augustine Lawlor. All members of the Company’s Governance/Nominating Committee are “outside directors” for purposes of Section 162(m) of the Code, “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act, and “independent,” as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards.

The Board of Directors has adopted a Governance/Nominating Committee Charter, which was last amended on November 12, 2014, and is available on our website at http://www.csi360.com in the “Investors” section. The functions of the Governance/Nominating Committee include, among other things:

•	developing, reviewing and revising as appropriate, for adoption by the Board, the Principles of Corporate Governance by which the Company and the Board will be governed;

•
developing and recommending to the Board policies and processes designed to provide for effective and efficient governance, including but not limited to: policies for evaluation of the Board and the chairperson; the director nomination process, including Board membership criteria, minimum qualifications for directors, and stockholder nomination of directors; stockholder-director communications; stockholder communication regarding stockholder proposals; director attendance at annual meetings; and succession planning for the Board chairperson and other Board leaders;

•
annually reviewing the composition of the Board against a matrix of skills and characteristics focused on the governance and business needs and requirements of the Company, and reporting to the Board regarding suggested changes in Board composition that will guide the committee in the selection, recruitment and recommendation of directors;

•	meeting as necessary to consider the nomination and screening of Board member candidates and evaluating the performance of the Board and its members; and

•	overseeing organization, membership and evaluation of Board committees and committee members, and making appropriate recommendations to the Board with respect to such matters.

The Governance/Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Governance/Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Governance/Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. The Governance/Nominating Committee does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Governance/Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Governance/Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance/Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Governance/Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote.

The Governance/Nominating Committee will consider director candidates recommended by stockholders. The Governance/Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. To nominate a director for the fiscal 2016 Annual Meeting, stockholders must submit such nomination in writing to our Secretary at 1225 Old Highway 8 NW, St. Paul, Minnesota 55112 not later than the close of business on August 18, 2016, nor earlier than the close of business on July 19, 2016; provided, however, that in the event that the date of the fiscal 2016 annual meeting changes more than 30 days from November 16, 2016, the written proposal must be delivered not earlier than the close of business on the 120th day prior to the date of the fiscal 2016 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the fiscal 2016 Annual Meeting or the 10th day following the day on which public announcement of the date of the fiscal 2016 Annual Meeting is first made by the Company. You are advised to review the Company’s Bylaws for requirements relating to director nominees.

VOTE REQUIRED

The Board recommends that you vote “FOR” the election of each of the nominees to the Board set forth in this Proposal 1. The election of the nominees requires a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

PROPOSAL 2—APPROVAL OF THE 2015 EMPLOYEE STOCK PURCHASE PLAN

Background

On August 26, 2015, the Board of Directors adopted, subject to stockholder approval, the 2015 Employee Stock Purchase Plan (the “2015 ESPP”). The purpose of the 2015 ESPP is to provide a means by which employees of the Company may be given the opportunity to purchase stock of the Company through payroll deductions. We, by means of the 2015 ESPP, seek to retain the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

A copy of the 2015 ESPP is attached as Appendix A to this proxy statement. The following summary of the material terms of the Plan is qualified in its entirety by reference to the full text of the 2015 ESPP.

The Compensation Committee believes that an employee stock purchase plan is vital to our interests and our stockholders. The 2015 ESPP gives employees the opportunity to purchase stock at a favorable price and we believe that this will assist us in attracting, motivating and retaining valued employees. We believe that the stockholders will benefit from the interest of the participating employees in our profitability and that we will benefit from the periodic investments of equity capital provided by the 2015 ESPP.

Existing Employee Stock Purchase Plan

We currently maintain an employee stock purchase plan under the 2006 Employee Stock Purchase Plan (the “2006 ESPP”). The 2006 ESPP provides eligible employees the opportunity to acquire common stock in accordance with Section 423 of the Internal Revenue Code of 1986. Stock can be purchased each 6-month period per year (twice per year). The purchase price is equal to 85% of the lower of the price at the beginning or the end of the respective period. The 2006 ESPP allows for an annual increase in reserved shares on each July 1 equal to the lesser of (i) 1% of the common shares outstanding, or (ii) 180,000 shares, provided that the Board of Directors may designate a smaller amount of shares to be reserved.

The following table indicates the purchases by employees under the 2006 ESPP for the fiscal years ended:

	June 30, 2015	June 30, 2014	June 30, 2013
Shares purchased	120,870	149,839	180,000
Average purchase price	$23.84	$22.50	$9.75

Approximately 65% of our employees participated in the 2006 ESPP during fiscal 2015. The 2006 ESPP expires on May 31, 2016, and the 2015 ESPP will replace the 2006 ESPP.

Overview of the 2015 Employee Stock Purchase Plan

The principal terms of the 2015 ESPP are summarized below. The following summary is qualified in its entirety by the full text of the 2015 ESPP, which has been filed as Appendix A to this proxy statement.

Number of Shares

The 2015 ESPP provides for the issuance of up to 2,270,000 shares of our common stock, which represents approximately 7% of our outstanding shares of common stock as of August 27, 2015, the filing date of our Annual Report on Form 10-K.

Administration

The Board of Directors has delegated the administration of the 2015 ESPP to the Compensation Committee. The Board and the Compensation Committee are collectively referred to in the 2015 ESPP as the “Administrator.” The Administrator may delegate to a subcommittee of two or more outside directors any of the administrative powers the Administrator is authorized to exercise.

Except as otherwise provided in the 2015 ESPP, the Administrator will have the power to: determine when and how purchase rights will be granted and the provisions of each offering of such purchase rights; to designate from time to time which subsidiaries will be eligible to participate in the 2015 ESPP; to construe and interpret the 2015 ESPP and purchase rights granted under it, and to establish, amend and revoke rules and regulations for its administration; to amend the 2015 ESPP; and

to exercise such powers and perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its subsidiaries and to carry out the intent that the 2015 ESPP be treated as an employee stock purchase plan. The Administrator’s interpretation of the 2015 ESPP, and all actions taken and determinations made by the Administrator pursuant to the power vested in it under the 2015 ESPP will be conclusive and binding on all parties concerned.

Term

The 2015 ESPP terminates on August 26, 2025, unless all shares of common stock available for issuance under the 2015 ESPP are distributed pursuant to the terms of the 2015 ESPP before August 26, 2025, in which case the 2015 ESPP will terminate as of the date of the last purchase made under the 2015 ESPP. The Board of Directors may also terminate the 2015 ESPP at any time.

Eligibility

Any employee may participate in the 2015 ESPP; provided, however, that such employee has been employed for such continuous period preceding such grant as the Administrator may require, but in no event will the required period of continuous employment be greater than two years. An employee must be employed for a minimum of 20 hours per week and at least five months per calendar year to participate under the 2015 ESPP. No employee will be eligible under the 2015 ESPP if, immediately after any such purchase rights are granted, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock. Officers will be eligible to participate in any offerings under the 2015 ESPP; provided, however, that the Administrator may provide in an offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

As of September 21, 2015, we had approximately 637 employees eligible to participate in the 2015 ESPP.

Offering

The Administrator may from time to time grant employees the option to purchase shares under the 2015 ESPP, on a certain date, or range of dates, which is referred to as the offering date, or the offering dates. The provisions of separate offerings need not be identical. No period during which one single offering is effective may exceed 27 months.

Participation

Participating employees may elect to authorize payroll deductions in full dollar amounts or a percentage of the employee’s earnings for the offering period (not to exceed the maximum percentage or amount specified by the Administrator). To the extent provided in the offering period, a participant may thereafter reduce (including to zero) or increase his or her contributions. In addition to making contributions by payroll deductions, a participant may make contributions through payment by cash or check prior to a specified purchase date of the offering.

During an offering, a participant may cease making contributions and withdraw from the offering at any time prior to the end of the offering period. Upon such withdrawal, the Company will distribute all of the participant’s accumulated contributions under the offering. A participant’s withdrawal from an offering will have no effect upon such participant’s eligibility to participate in any other offerings under the 2015 ESPP, but such participant will be required to deliver a new enrollment form in order to participate in subsequent offerings.

Rights granted pursuant to any offering under the 2015 ESPP will terminate immediately upon a Participant’s ceasing to be an employee for any reason or for no reason. The Company will distribute to such terminated or otherwise ineligible employee all of his or her accumulated contributions. Unless otherwise specified in an offering, the Company will have no obligation to pay interest on contributions.

Share Purchases

The 2015 ESPP permits shares of our common stock to be sold to participating employees on the last calendar day of any offering period at a price not less than the lesser of (1) 85% of the fair market value of our common stock on the first calendar day of the offering period or (2) 85% of the fair market value of our common stock on the last calendar day of the offering period.

Each eligible employee may purchase up to $25,000 of fair market value of our common stock in a calendar year, however, the amount must not exceed 20% of the employee’s earnings during the offering period. In connection with each offering period, the Administrator may specify a maximum number of shares that may be purchased by each eligible employee, as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such offering.

Adjustments Upon Changes in Stock

If through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company, any change made in our common stock, the 2015 ESPP and any outstanding 2015 ESPP options to purchase shares of common stock will be appropriately adjusted.

Adjustments Upon Change of Control

Upon a change in control, the Administrator may provide that the successor corporation will assume or substitute for outstanding purchase rights. Alternatively, if a successor corporation does not assume or substitute for outstanding purchase rights, accumulated contributions will be used to purchase the Company’s common stock for the participants immediately before the change of control and purchase rights under any ongoing offerings will terminate immediately after such purchase.

Amendment and Termination

The board of directors at any time, and from time to time, may amend the 2015 ESPP or the terms of one or more offerings. However, except for changes as provided for in the above sections entitled “Adjustments Upon Changes in Stock” and “Adjustments Upon Changes in Control,” no amendment will be effective unless approved by our stockholders within the time and to the extent such stockholder approval is necessary for the 2015 ESPP to satisfy the requirements of Section 423 of the Internal Revenue Code or other applicable laws and regulations.

Federal Income Tax Matters

The 2015 ESPP is intended to qualify as an “employee stock purchase plan” under Internal Revenue Code Section 423.

Tax Treatment of the Participants. Participants will not recognize income when they enroll in the 2015 ESPP or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant holds the shares for both one year or more after the purchase date and two years or more after the offering date (referred to as the Section 423 holding period), the participant will generally recognize ordinary income upon sale or other disposition of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, and the participant will have a long-term capital loss for the difference between the purchase price and the sale price.

If a participant sells or otherwise disposes of the shares before the end of the Section 423 holding period, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date (in this case, the 15% discount on the purchase price). The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss, which will be long-term if the shares have been held for more than one year.

Tax Treatment of the Company. If a participant recognizes ordinary income by selling or otherwise disposing of shares before the end of the Section 423 holding period, the Company will generally be entitled to a tax deduction equal to the participant’s ordinary income. Otherwise, the Company will not be entitled to any income tax deduction with respect to shares purchased under the 2015 ESPP.

The foregoing is only a summary of the effect of U.S. federal income taxation with respect to the shares purchased under the 2015 ESPP. It does not purport to be complete, and does not discuss the tax consequences of an individual’s death or the provisions of the income tax laws of any municipality, state or foreign country in which any eligible individual may reside. We encourage employees to seek tax advice when they participate in the 2015 ESPP.

VOTE REQUIRED

The Board recommends that you vote “FOR” the approval of the 2015 Employee Stock Purchase Plan. Approval of the 2015 Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2016, and the Board has directed that the selection of independent auditors be submitted for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP also served as the Company’s independent auditors for the fiscal year ended June 30, 2015. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors. However, the selection of PricewaterhouseCoopers LLP is being submitted to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the fiscal 2015 financial statements, the Company entered into an engagement agreement with PricewaterhouseCoopers LLP that sets forth the terms by which PricewaterhouseCoopers LLP will perform audit services for the Company.

The following table represents aggregate fees billed to the Company for the fiscal years ended June 30, 2015, and June 30, 2014, by PricewaterhouseCoopers LLP, the Company’s principal accountant. All fees described below were approved by the Audit Committee.

	2015	2014
Audit Fees(1)	$446,281	$383,799
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	1,800	1,800
	$448,081	$385,599

(1)
Audit Fees were principally for services rendered for the audit and/or review of our consolidated financial statements. Audit fees also include fees for services rendered in connection with the filing of registration statements and other documents with the SEC, the issuance of accountant consents and comfort letters.

(2)	All Other Fees consist of fees billed in the indicated year for other permissible work performed by PricewaterhouseCoopers LLP that is not included within the above category descriptions.

PRE-APPROVAL POLICIES AND PROCEDURES

Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditors. The Audit Committee may not approve non-audit services prohibited by applicable regulations of the Securities and Exchange Commission if such services are to be provided contemporaneously while serving as independent auditors. The Audit Committee has delegated authority to the Chairman of the Audit Committee to approve the commencement of permissible non-audit related services to be performed by the independent auditors and the fees payable for such services, provided that the full Audit Committee subsequently ratifies and approves all such services. For fiscal 2015, all audit and non-audit services performed by our independent auditors were pre-approved in accordance with such pre-approval policies. The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

VOTE REQUIRED

The Board recommends that you vote “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016. Ratification of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of compensation awarded to each of the following executive officers (the “Named Executive Officers”) for fiscal 2015:

• David L. Martin	President and Chief Executive Officer
• Laurence L. Betterley	Chief Financial Officer
• Kevin J. Kenny	Chief Operating Officer
• Robert J. Thatcher	Chief Healthcare Policy Officer
• Paul Koehn	Senior Vice President of Quality and Operations

Executive Summary

Fiscal 2015 was a positive year for our Company and our stockholders with the following highlights:

•	Revenues increased to $181.5 million, up 32.9% percent from the prior fiscal year, the second consecutive year of revenue growth in excess of 30%;

•	Our LIBERTY 360° clinical trial enrollment neared 1,000, well in excess of the target enrollment for the year;

•	The FDA cleared our 4 French Diamondback 360® device and next-generation peripheral guide wire; and

•	Our COAST clinical trial completed enrollment.

Although our overall performance was positive, we set very aggressive performance targets for fiscal 2015 and did not meet the target revenue goal or all “management by objective” (“MBO”) goals. However, we exceeded our maximum adjusted EBITDA goal. Total direct compensation values earned were slightly above the target levels.

We believe our compensation programs competitively rewarded our executive team for the Company’s performance in fiscal 2015. The Human Resources and Compensation Committee (the “Compensation Committee”) believes that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and that aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. Accordingly, the Compensation Committee believes executive compensation packages that we provide to our executives should include both cash and stock-based compensation that reward performance as measured against established goals.

Say on Pay Results and Stockholder Engagement

At our Annual Meeting held November 12, 2014, our stockholders had the opportunity to cast a non-binding advisory vote on the compensation of the Named Executive Officers. Approximately 84% of the shares voted at the meeting approved the Named Executive Officers’ compensation. The Compensation Committee welcomed this feedback and intends to continue its practice of linking Company performance with executive compensation decisions. In addition to this vote result, the Compensation Committee and management routinely gather direct input and feedback from our stockholders. In fiscal 2015, we noted the following themes:

•	Significant portion of compensation should be tied to variable, performance-based pay, with appropriate long-term measurement;

•
Long-term stockholder value creation through equity opportunities and stock ownership should be emphasized most significantly, with an appropriate balance between time-vested and performance-vested awards;

•	Performance expectations should emphasize revenue growth but also consider profitability and a competitive return on investment; and

•	Discretionary compensation should be appropriately explained.

We will continue to engage in discussions with stockholders who seek to provide input on executive compensation matters. We appreciate and consider all feedback and strive to provide clear and understandable information about our compensation design and performance measures.

Overview of Compensation and Process

The Compensation Committee worked with management and with Towers Watson to design the executive compensation programs for fiscal 2015, following the belief that compensation should reflect the value created for the stockholders while furthering the company’s strategic goals. In doing so, we instituted our compensation programs to achieve the following goals:

•	align the interests of management with those of stockholders;

•	provide fair and competitive compensation;

•	integrate compensation with our business plans;

•	reward both business and individual performance; and

•	attract and retain key executives that are critical to our success.

These objectives emphasize pay for performance by providing an incentive opportunity for performance at or above plan. The compensation package for each executive officer is comprised of three elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) annual incentive contingent upon specific corporate and “management by objective” goals; and (iii) long-term, stock-based incentive awards that strengthen the alignment of interests between the executive officers and our stockholders.

Our Compensation Committee, in consultation with its independent compensation consultant, administers the company’s compensation program for the Named Executive Officers. The Compensation Committee regularly invites a representative of its independent compensation consultant to participate in Compensation Committee meetings and seeks the consultant’s views regarding various compensation related issues. In connection with the annual review of executive officer and director compensation, at the request of the Compensation Committee, the compensation consultant provides the Committee with data regarding the compensation paid to executive officers and directors of companies deemed to be comparable to us (the “Compensation Peer Group”).

In establishing relevant peers that are similar to us, the Compensation Committee considered several factors, namely: medical device industry with an emphasis on research and development, companies with similar financial scope (e.g., revenue, EBITDA and market capitalization), high revenue growth history and prospects, and companies with a significant sales force. The Compensation Committee believes that the companies listed below generally meet some or all of these criteria.

For fiscal 2015, the Compensation Peer Group consisted of the following companies:

ABIOMED, Inc.	Fluidigm Corporation	Sagent Pharmaceuticals, Inc.
Alexion Pharmaceuticals, Inc.	Heartware International Inc.	SPS Commerce, Inc.
Align Technology, Inc.	Insulet Corporation	Spectranetics Corporation
AtriCure, Inc.	LDR Holding Company	Thoratec Corporation
DexCom, Inc.	Natus Medical Incorporated	United Therapeutics Corporation
Endologix, Inc.	NxStage Medical, Inc.	Vascular Solutions, Inc.

In setting fiscal 2015 compensation, the Compensation Committee used the data assembled by Towers Watson from the Compensation Peer Group set forth above in determining base salaries, incentive compensation under the Fiscal 2015 Executive Officer Bonus Plan, and reviewing previously granted equity awards and recommendations for future awards.

In making compensation decisions, the Compensation Committee compares all elements of total compensation to the companies in the Compensation Peer Group. The Compensation Committee reviews the compensation paid to executives in the Compensation Peer Group and performance evaluations presented by management in determining the appropriate aggregate and individual compensation levels for the performance year. In conducting its review, the Compensation Committee considers quantitative performance results of the Company and the overall need of the Company to attract, retain and motivate the executive team.

Base Salaries

Base salary is an important element of our executive compensation program as it provides executives with a competitive, fixed, non-contingent earnings stream to support annual living and other expenses. As a component of total compensation, we generally target base salaries at the median of Compensation Peer Group salaries for comparable positions, a level that we believe is sufficient to attract and retain an experienced management team that will successfully grow our business and create stockholder value. Base salaries are reviewed regularly and adjusted to reward individual performance and contributions to our overall business objectives. We seek to do so in a manner that does not detract from the executives’ incentive to realize additional compensation through our performance-based compensation programs.

The Compensation Committee reviews the Chief Executive Officer’s salary annually at the end of each fiscal year. The Compensation Committee may recommend that the Board make adjustments to the Chief Executive Officer’s base salary based upon the Compensation Committee’s review of his current base salary, incentive cash compensation and equity-based compensation, as well as his performance and comparative market data. The Compensation Committee reviews other executives’ salaries at the end of each fiscal year, with input from the Chief Executive Officer. The Compensation Committee may approve adjustments to other executives’ base salary based upon the Chief Executive Officer’s recommendations and the reviewed executive’s responsibilities, experience and performance, as well as comparative market data.

In utilizing comparative data, the Compensation Committee seeks to recommend salaries for each executive at a level that is appropriate after giving consideration to experience for the relevant position and the executive’s performance. The Compensation Committee reviews performance for both our company (based upon achievement of strategic initiatives) and each individual executive. Based upon these factors, the Compensation Committee may recommend adjustments to base salaries to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or company achievement, or to account for changes in roles and responsibilities.

For fiscal 2015, the Named Executive Officers received base salary increases ranging from 3% to 5%, with the exception of Mr. Kenny, as noted below. The Compensation Committee approved the following base salaries for each of the Named Executive Officers for the fiscal years ended June 30, 2015 and 2014:

Name	2015 Base Salary	2014 Base Salary	Percentage Increase
David L. Martin	$567,000	$540,000	5.0%
Laurence L. Betterley	$347,259	$330,723	5.0%
Kevin J. Kenny(1)	$430,000	$297,413	44.6%
Robert J. Thatcher	$327,897	$318,347	3.0%
Paul Koehn	$315,316	$303,188	4.0%

(1) Mr. Kenny received a salary increase, effective January 1, 2015, in connection with his appointment as Chief Operating Officer on February 4, 2015. Prior to his appointment, his 2015 base salary was $312,284, which was a 5% increase over his 2014 base salary. As described below, in connection with his promotion, Mr. Kenny is no longer eligible to receive certain incentive compensation.

Annual Incentive

Each Named Executive Officer has a target incentive that is a fixed percentage of his or her salary. In fiscal 2015, target bonus levels as a percentage of base salary were:

•	100% for the President and Chief Executive Officer;

•	75% for the Chief Operating Officer;

•	60% for the Chief Financial Officer; and

•	50% for the other Named Executive Officers (including Mr. Kenny prior to his promotion effective February 4, 2015).

The Compensation Committee structures the Company’s annual incentive program to reward its Named Executive Officers based on the Company’s fiscal year performance. Each year, after the Company’s annual financial planning process, the Compensation Committee and the Board of Directors establish the financial objectives that need to be achieved by the Company for the Named Executive Officers to earn the portion of the target bonus that relates to financial objectives. These financial objectives vary from year to year, depending on the Company’s business goals. As in fiscal 2014, receipt of cash incentive compensation for fiscal 2015 was based on the Company’s achievement of revenue and adjusted EBITDA financial goals.

Target bonus amounts were split two-thirds for achievement of revenue targets and one-third for achievement of adjusted EBITDA targets. For the purposes of the performance goal measurement, adjusted EBITDA is defined as EBITDA with stock compensation added back into the calculation and an adjustment for cash incentive compensation paid to management above or below 100% target levels for that particular fiscal year.

The fiscal 2015 performance goals and resulting payouts were structured to encourage significant growth:

	Revenue (in millions)	Adjusted EBITDA (in millions)	Payout as a % of Target
Threshold	$177.6	$(31.0)	50%
Target	$193.8	$(21.3)	100%
Maximum	$200.0	$(17.6)	200%
Actual	$181.5	$(15.3)	108%

The plan also provided MBO targets for fiscal 2015 related to achieving select MBOs. Achievement of the MBO targets could result in additional cash bonuses to executive officers for each target achieved of 5% of their annual base salaries. Fiscal 2015 MBO targets were as follows:

•	630 enrollments in the LIBERTY 360° clinical trial;

•	market expansion in 1.25 crown use to 21,000 annual units; and

•	the two-year data from our ORBIT II clinical trial being accepted as a late breaking trial at a major conference.

The achievement of the goals resulted in an award of 62% (for revenue performance) and 200% (for adjusted EBITDA performance) of each Named Executive Officer’s bonus opportunity. In addition, achievement of MBOs for achieving 630 enrollments in the LIBERTY 360° clinical trial and the two-year data from our ORBIT II clinical trial being accepted as a late breaking trial at a major conference resulted in an award of 10% of each Named Executive Officer’s annual base salary.

Bonus amounts based on performance and MBO-based incentives of Named Executive Officers for fiscal 2015 and fiscal 2014 were as follows:

	Fiscal 2015
	Revenue Performance	Adjusted EBITDA Performance	MBO Performance	Total $ Incentive Compensation	As a % of Base Salary
David L. Martin	$236,290	$374,220	$56,700	$667,210	117.7%
Laurence L. Betterley	$86,829	$137,515	$34,726	$259,070	74.6%
Robert J. Thatcher	$68,323	$108,206	$32,790	$209,319	63.8%
Kevin J. Kenny	$99,734	$157,952	$37,114	$294,800	79.4%
Paul Koehn(1)	$65,702	$104,054	$31,532	$201,288	63.8%

	Fiscal 2014
	Revenue Performance	Adjusted EBITDA Performance	MBO Performance	Total $ Incentive Compensation	As a % of Base Salary
David L. Martin(2)	$540,000	$540,000	$60,750	$1,140,750	211.3%
Laurence L. Betterley	$198,434	$198,434	$37,206	$434,074	131.3%
Robert J. Thatcher	$159,174	$159,174	$35,813	$354,161	111.3%
Kevin J. Kenny	$148,707	$148,707	$33,459	$330,873	111.3%

(1) Fiscal 2014 information is not provided for Mr. Koehn as he was not a Named Executive Officer in fiscal 2014.
(2) In addition to the incentive compensation Mr. Martin received under the fiscal 2014 performance goals, the Compensation Committee recommended and the Board of Directors approved an additional discretionary bonus of $500,000 in recognition of his significant role in achieving substantially increased value for our stockholders during fiscal 2014 and because his total compensation without this bonus was lower than market benchmarks.

In connection with his promotion to Chief Operating Officer in fiscal 2015, Mr. Kenny is no longer be eligible to receive additional incentive compensation based on sales commissions and achievement of sales-related “management by objective” targets, which reduced his potential incentive compensation. The Compensation Committee determined that this additional sales-related compensation would not be appropriate for Mr. Kenny’s expanded role, and the increase of his base salary substantially offset the loss of this compensation.

Discretionary Bonuses

The Board and the Compensation Committee have the authority to grant discretionary bonuses. In making a determination to grant a discretionary bonus, the Board and the Compensation Committee will consider several factors, such as extraordinary individual or company performance, achievement of major company milestones, contribution to increase in stockholder value, amount of total compensation compared to the Compensation Peer Group, and retention. In the year ended June 30, 2015, no discretionary bonuses were granted.

Long-Term Incentives

We provide long-term incentives to the Named Executive Officers through grants of equity. Under our 2014 Equity Incentive Plan, we may make grants of restricted stock awards, stock options, restricted stock units, performance share awards, performance unit awards and stock appreciation rights to officers and other employees. We adopted this plan to give us flexibility in the types of awards that we could grant to our executive officers and other employees in order to meet our business needs. In fiscal 2015 we used equity vehicles to emphasize performance, stockholder alignment and retention.

In fiscal 2015, the Compensation Committee reviewed and recommended to the Board of Directors for approval equity grants to the Named Executive Officers. On August 18, 2014, the Board of Directors approved an aggregate dollar amount of equity for each Named Executive Officer, which awards were granted in the share amounts set forth in the table below based on the grant date closing price of our common stock on August 11, 2014 (the third business day following the August 6, 2014 release of the fiscal 2014 year-end earnings announcement).

Each Named Executive Officer has a target equity incentive that is a fixed percentage of his or her salary. In fiscal 2015, target bonus levels as a percentage of base salary were 250% for the President and Chief Executive Officer, 200% for the Chief Financial Officer, and 125% for the other Named Executive Officers. The value was then split to provide 60% of the value in performance based vesting shares (30% Revenue Growth and 30% Shareholder Return) and 40% in time based restricted stock in order to more heavily align these incentives with performance and stakeholder interests.

For the awards with vesting based on revenue growth and total stockholder return, the Company’s performance was compared to the median performance of the Compensation Peer Group. The relationship between relative performance and vesting is set forth in the table below:

	Relative Performance	% of Target Earned
Threshold	25th percentile	50%
Target	50th percentile	100%
Maximum	85th percentile	200%

The number of shares subject to each type of award is set forth in the table below:

	2015 Restricted Stock Awards
Name	Time(1)	Revenue Growth(2)	200% RG	Stockholder Return(3)	69% TSR
David L. Martin	19,325	28,987	28,987	28,987	10,030
Laurence L. Betterley	9,468	14,203	14,203	14,203	4,915
Kevin J. Kenny	6,386	9,579	9,579	9,579	3,315
Robert J. Thatcher	5,587	8,381	8,381	8,381	2,901
Paul Koehn	5,373	8,060	8,060	8,060	2,789

(1)	The award vests 1/3 at each one-year anniversary of the date of the grant.

(2)
The award provides that if the Company’s revenue growth for fiscal 2015 is below the 25th percentile of revenue growth of the Compensation Peer Group, the Named Executive Officer will forfeit all shares subject to this award. If the Company’s revenue growth is at least equal to the 25th percentile of the revenue growth of the Compensation Peer Group, the risks of forfeiture will lapse with respect to 25% of the shares subject to the award, plus a pro rata portion of the remaining shares, interpolated to the median revenue growth of the Compensation Peer Group, such that the risks of forfeiture will lapse with respect to 50% of the shares subject to the award if the Company’s revenue growth is equal to the median revenue growth of the Compensation Peer Group. If the Company’s revenue growth is greater than the median of the revenue growth of the Compensation Peer Group, the risks of forfeiture will lapse with respect to greater than 50% of the remaining shares of stock subject to the award, such that the risks of forfeiture will lapse with respect to 100% of the remaining shares subject to the award if the Company’s revenue growth is equal to or greater than the 85th percentile of the revenue growth of the Compensation Peer Group. The Company’s total revenue growth for fiscal 2015 exceeded 200% of the median total revenue growth of the Compensation Peer Group, and so the risks of forfeiture for all of these awards have lapsed. This performance resulted in the vesting of shares set forth in the column titled “200% RG.”

(3)
The award provides that if the Company’s total stockholder return for fiscal 2015 is below the 25th percentile of total stockholder return of the Compensation Peer Group, the Named Executive Officer will forfeit all shares of Stock subject to this award. If the Company’s total stockholder return is at least equal to the 25th percentile of the total stockholder return of the Compensation Peer Group, the risks of forfeiture will lapse with respect to 25% of the shares of stock subject to the award, plus a pro rata portion of the remaining shares, interpolated to the median total stockholder return of the Compensation Peer Group, such that the risks of forfeiture will lapse with respect to 50% of the shares subject to the award if the Company’s total stockholder return is equal to the median total stockholder return of the Compensation Peer Group. If the Company’s total stockholder return is greater than the median of the total stockholder return of the Compensation Peer Group, the risks of forfeiture will lapse with respect to greater than 50% of the remaining shares of stock subject to the award, such that the risks of forfeiture will lapse with respect to 100% of the remaining shares subject to the award if the Company’s total stockholder return is equal to or greater than the 85th percentile of total stockholder return of the Compensation Peer Group. The Company’s total stockholder return for fiscal 2015 was 69% of the median total stockholder return of the Compensation Peer Group. This performance resulted in the vesting of the shares set forth in the column titled “69% TSR.” The remaining shares were forfeited.

In addition, in connection with his promotion to Chief Operating Officer in fiscal 2015, Mr. Kenny received a grant of 3,766 shares of time-based restricted stock under the 2014 Equity Incentive Plan, which vest over a three-year period.

All of the restricted stock awards in the table above are further conditioned on continued employment with the Company. If an executive officer holds restricted stock with time based vesting, and his employment is terminated for any reason (other than change of control), including death or disability, prior to restrictions lapsing, all of the executive officer’s rights to all of the shares subject to forfeiture are immediately and irrevocably forfeited. If an executive officer holds restricted stock with revenue growth or stockholder return conditions on vesting, and his employment is terminated for any reason (other than change of control), including death or disability, prior to the revenue growth or stockholder return criteria being satisfied, he will forfeit a pro rata portion of the shares subject to the award based on the number of months of the fiscal year remaining following his termination.

The general policy of the Company is to grant restricted stock to executives at the first Board of Directors meeting of the fiscal year, with the effective date of the grant being the third business day following the Company’s fiscal year-end earnings release. The number of shares granted is based on a formula that sets an incentive compensation amount as the percentage of base salary for each executive officer, divided by the closing price of our common stock on the third business day following the Company’s fiscal year-end earnings release and rounded up to the nearest share.

On August 18, 2014, the Board of Directors established minimum stock ownership guidelines for our executive officers. These guidelines require executive officers to hold the following amounts of the Company’s common stock:

•	Chief Executive Officer: five times base salary;

•	Executive Vice Presidents, Chief Officers, and Senior Vice Presidents: three times base salary; and

•	Vice Presidents: two times base salary.

New officers will have five years from the date of their appointment to reach this ownership level. The Compensation Committee is authorized to administer such guidelines, including the authority to make such guidelines applicable to other officers of the Company and resolve any questions of interpretation or application. The Board believes that stock ownership by directors and executive officers is important to align their interests more closely with those of stockholders.

Burn Rate

We define “burn rate” as the total number of equity awards granted in the year, divided by the basic weighted-average common stock outstanding for the year. For purposes of calculating the number of shares granted in a particular year, all awards will first be converted into option-share equivalents. In this case, each share that is subject to awards other than options will count as equivalent to 2.0 option shares. In our proxy statement for the 2014 Annual Meeting, we committed that, with respect to the number of shares subject to awards granted over the three fiscal years ending June 30, 2015, 2016 and 2017, we will maintain an average annual burn rate over that period that does not exceed 4.82% of weighted shares of common stock outstanding. In the year ended June 30, 2015, our burn rate was 3.24%.

Limited Perquisites; Other Benefits

It is generally our policy not to extend significant perquisites to our executives beyond the benefits that are available to our employees generally, such as our 401(k) plan and health, dental and life insurance benefits. However, as it is a business need, we pay the commuting expenses of our Chief Executive Officer and Chief Operating Officer from their home states to our headquarters in Minnesota (including housing, automobile and related expenses in Minnesota). We offered these perquisites to our Chief Executive Officer as part of a package of compensation sufficient to induce him to join the Company and to our Chief Operating Officer in connection with his acceptance of the new position.

Nonqualified Deferred Compensation Plans

On December 13, 2013, the Board, based upon the recommendation of its Human Resources and Compensation Committee, adopted the Cardiovascular Systems, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) to provide benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company, including the Named Executive Officers. The Human Resources and Compensation Committee is authorized and directed to administer the Deferred Compensation Plan.

Under the Deferred Compensation Plan participants may elect to defer up to 100% of their base salary (after 401(k), payroll tax and other deductions), performance bonus and discretionary bonus and elect to receive the deferred compensation at a fixed future date of participant’s choosing. Participants may also elect to receive the deferred compensation in equal annual or monthly installments over a period of years designated by participant not exceeding 15 years, commencing at a fixed future date of participant’s choosing. If the participant does not specify a fixed date, payment will be made (or installment payments will commence) upon a participant’s termination from employment, excluding death or disability. If a participant dies or becomes disabled before the date on which payment was otherwise elected to be made or to commence, the Company will pay the balance of the deferred compensation in a lump sum to the participant, or in the case of the participant’s death, to such participant’s beneficiary.

For deferrals of base salary, participants must make their elections by the end of the calendar year that precedes the calendar year within which the base salary will be earned. For deferrals of performance bonus, subject to certain exceptions, participants must make their elections by the end of the calendar year prior to the year in which the performance bonus is earned. For deferrals of discretionary bonus, participants must make their elections by the end of the calendar year preceding the fiscal year in which the performance period commences.

Each participant may, at the time of his or her deferral election, choose to allocate the deferred compensation into certain categories of hypothetical investments as determined by the Human Resources and Compensation Committee. The Human Resources and Compensation Committee offers two alternatives, the first with a fixed income and the second with a return equal to that of the equal-weighted Standard & Poor’s 500 stock index. The amount payable to each participant under the Deferred Compensation Plan will change in value based upon the hypothetical investment selected by that participant.

Each participant, in connection with his or her commencement of participation in the Deferred Compensation Plan, is required to irrevocably elect whether to (i) accelerate the payment of his or her deferred compensation in the event of a change in control of the Company or (ii) have his or her deferred compensation remain in the Deferred Compensation Plan and paid pursuant to the terms and conditions of the Deferred Compensation Plan in the event of a change in control.

In the event of an unforeseen emergency, participants may apply to accelerate payment of the deferred compensation to the extent reasonably needed to satisfy the financial hardship resulting from the emergency.

The accounts established for participants in the Deferred Compensation Plan will be unfunded and the right of any participant to receive a distribution under the Deferred Compensation Plan will be an unsecured claim against the general assets of the Company. No participant in the Deferred Compensation Plan will have any rights in or against any specific assets, fund, trust or account of the Company.

Compensation Consultant

In preparation for fiscal 2015, the Compensation Committee worked with Towers Watson, a third-party compensation consulting firm, to advise the Committee in connection with its determination of competitive compensation levels for our executive officers, including base salary, incentive compensation, stock options and restricted stock awards. Towers Watson reported exclusively to the Compensation Committee.

Termination or Change of Control Plans and Agreements

Stock Options and Other Equity Awards

The majority of our equity incentive agreements provide that in the event of a change of control (defined in such agreements as the sale by us of substantially all of our assets and the consequent discontinuation of our business, or in the event of a merger, exchange or liquidation), the vesting of all equity grants will accelerate. Options become immediately exercisable and our restricted stock becomes vested as of the effective date of the change of control.

Employment Agreements

Under the terms of the employment agreements with Messrs. Martin and Betterley, we will pay such officers an amount equal to 12 months of each officer’s then current base salary and 12 months of our share of health insurance costs if the officer is terminated by us without cause, or if the officer terminates his employment for good reason, as defined in the agreement. In connection with Mr. Kenny’s promotion to Chief Operating Officer in February 2015, his employment agreement was amended to increase the period of base salary continuation in connection with a termination of him without cause or for good reason to 18 months. “Good reason” is generally defined as the assignment of job responsibilities to the officer that are not comparable in status or responsibility to those job responsibilities set forth in the agreement, a reduction in the officer’s base salary without his consent, or our failure to provide the officer the benefits promised under his employment agreement. As a condition to receiving his severance benefits, each officer is required to execute a release of claims agreement in favor of us. In the event of termination without cause, Messrs. Martin and Betterley would receive the severance benefits to which they are entitled under the Executive Officer Severance Plan described below rather than under their respective employment agreements, as that Plan provides severance benefits in excess of those provided under their respective employment agreements. Mr. Kenny’s severance benefits under his employment agreement and the Executive Officer Severance Plan are substantially the same.

We agreed to the payment of severance benefits in the employment agreements with Messrs. Martin, Betterley and Kenny because they each requested these severance benefits, and we believed it was necessary to provide such benefits in order to obtain the agreements with them. We believe that other medical device manufacturers provide substantially similar severance benefits to their senior officers and that providing severance benefits to our Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer is therefore consistent with market practices. We believe that such benefits are reasonable to protect the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer against the risk of having no compensation while they seek alternative employment following a termination of their employment with us.

Executive Officer Severance Plan

Effective June 28, 2010, we adopted the Cardiovascular Systems, Inc. Executive Officer Severance Plan (the “Severance Plan”), which was amended on December 31, 2012 to reflect Internal Revenue Service guidance and best practices related to Section 409A of the Internal Revenue Code compliance and further amended on February 27, 2015 to update severance periods and benefits included in the severance period. Each of our Named Executive Officers is covered by this Severance Plan. Under the Severance Plan, if we terminate an executive officer other than for cause, as defined in the plan, the executive will receive certain severance benefits during the severance period. The severance period is 24 months for the Chief Executive Officer, 18 months for the Chief Financial Officer, Chief Operating Officer, and Chief Healthcare Policy Officer; 15 months for Senior Vice Presidents and Executive Vice Presidents; and 12 months for Vice Presidents, other corporate officers and other employees designated by the Compensation Committee. For purposes of the Severance Plan, “cause” is generally defined as the executive’s (i) failure to perform his material duties; (ii) willful or deliberate misconduct; (iii) false or materially misleading representation made to the Board; or (iv) commission of any felony. The severance benefits generally consist of the continued payment of (i) the executive’s then-current base salary; and (ii) our share of the costs of the executive’s coverage under our medical, dental, and life insurance plans. In addition, the Board or Compensation Committee must take action to provide for the acceleration of the vesting for any outstanding stock options, restricted stock awards, restricted stock unit awards or other equity awards previously granted to the executive that would have vested within the 12-month period immediately following the executive's termination of employment, and permit any outstanding stock options to remain exercisable for 180 days following the executive's termination of employment. The Severance Plan also now provides that, in the event of the participant’s termination within 24 months following a change in control (the sale by us of substantially all of our assets and the consequent discontinuance of our business; a merger, exchange, liquidation or certain acquisitions; certain changes in the composition of the Board; or a definitive agreement relating to any of these), the base salary payable during the applicable severance period will be increased to include the participant’s target bonus for the year of termination. As a condition to receiving these severance benefits, the executive is required to execute a release of claims agreement in favor of us. The executive is not entitled to severance benefits if his termination is due to death or disability; if the executive is on military leave, sick leave, or another bona fide leave of absence generally not exceeding six months; or if the executive continues to provide services to us in excess of 20% of the average level of services he performed over the immediately preceding 36-month period.

The Severance Plan does not affect any other rights our executives may have to severance benefits in their employment agreements. However, an executive will be eligible for severance benefits under the Severance Plan only to the extent the severance is not duplicative of the benefits received by the executive under his employment agreement. The executive will receive benefits under his or her employment agreement first, and then will be eligible for severance benefits under the Severance Plan; provided, however, that the combined benefit will not exceed the maximum benefit available under the Severance Plan.

Although we have the right to amend or terminate the Severance Plan, we may not do so in any manner that diminishes the severance benefits (i) within 12 months of a change of control; (ii) if such amendment or termination was requested by a party other than the Board, that had previously taken other steps reasonably calculated to result in a change of control and that ultimately resulted in a change of control; or (iii) if such amendment or termination arose in connection with or in anticipation of a change of control that ultimately occurs.

Nonqualified Deferred Compensation Plan

As noted above, participants in the Deferred Compensation Plan are required to irrevocably elect whether to (i) accelerate the payment of his or her deferred compensation in the event of a change in control of the Company or (ii) have his or her deferred compensation remain in the Deferred Compensation Plan and paid pursuant to the terms and conditions of the Deferred Compensation Plan in the event of a change in control. Of our Named Executive Officers, none have elected to accelerate the payment of their deferred compensation in the event of a change in control of the Company and four have elected to have their deferred compensation remain in the Deferred Compensation Plan and paid pursuant to the terms and conditions of the Deferred Compensation Plan in the event of a change in control.

Compliance with Internal Revenue Code Section 162(m)

As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, we will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the Named Executive Officers that is not considered to be performance-based. Compensation that qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation.

Although the Compensation Committee considers the impact of this rule when developing and implementing its executive compensation programs, the Compensation Committee believes that factors other than tax deductibility are important in the design of executive compensation programs and that it is important to preserve flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). Our compensation committee intends to continue to compensate our executive officers in a manner consistent with the best interests of the Company and our stockholders.

Human Resources and Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

Human Resources and Compensation Committee of the Board of Directors:

Edward Brown, Chairman
Leslie Trigg
Augustine Lawlor

Summary Compensation Table for Fiscal 2015

The following table provides information regarding the compensation earned during the fiscal years ended June 30, 2015, June 30, 2014 and June 30, 2013 by each of the Named Executive Officers for each year in which each was a Named Executive Officer.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Nonequity incentive plan compensation ($)(2)	All other compensation ($)	Total ($)
David L. Martin	2015	587,623	—	2,267,953	667,210	57,278	3,580,064
President and Chief Executive Officer(3)	2014	550,440	500,000	1,613,206	1,140,750	56,091	3,860,487
	2013	500,000	—	1,289,020	866,306	90,805	2,746,131
Laurence L. Betterley	2015	353,105	—	1,111,223	259,070	—	1,723,398
Chief Financial Officer	2014	330,723	—	761,512	434,074	—	1,526,309
	2013	321,090	—	620,828	343,428	—	1,285,346
Kevin J. Kenny	2015	375,996	—	891,477	445,930	19,370	1,732,773
Chief Operating Officer	2014	305,389	—	518,409	627,713	—	1,451,511
	2013	288,750	—	279,169	636,473	10,296	1,214,688
Robert J. Thatcher	2015	330,594	—	665,167	209,319	—	1,205,080
Chief Healthcare Policy Officer	2014	318,736	—	476,326	354,161	—	1,149,223
	2013	303,188	—	293,130	274,024	423	870,765
Paul Koehn	2015	315,315	—	640,023	201,288	—	1,156,626
Senior Vice President, Quality and Operations

(1)
The value of stock awards in this table represent the fair value of such awards granted or modified during the fiscal year, as computed in accordance with FASB ASC 718. The assumptions used to determine the valuation of the awards are discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Note 7 to our consolidated financial statements, each included in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on August 27, 2015.

(2)
The amount under “Non-Equity Incentive Plan Compensation” consists of incentive compensation paid to each Named Executive Officer for company performance through June 30, 2015 under our cash incentive plan for fiscal 2015. The amount for Mr. Kenny includes $294,800 paid under our cash incentive plan for fiscal 2015 and $151,130 paid under the quarterly variable incentive compensation plan for Mr. Kenny prior to his appointment as Chief Operating Officer.

(3)	The amounts under “All Other Compensation” for Mr. Martin and Mr. Kenny for fiscal 2015 consist of payments for housing, furniture rental, cleaning and related expenses.

Grants of Plan-Based Awards for Fiscal 2015

The following table sets forth certain information regarding grants of plan-based awards during the fiscal year ended June 30, 2015.

Name	Type of Grant	Grant date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David L. Martin	Performance(1)	N/A	283,500	567,000	1,134,000
	MBO(2)	N/A	—	85,050	85,050
	RSA(3)	8/11/2014							19,325	566,996
	PBRSA(SR)(4)	8/11/2014				7,247	14,494	28,987		850,479
	PBRSA(RG)(5)	8/11/2014				7,247	14,494	28,987		850,479

Laurence L. Betterley	Performance(1)	N/A	173,629	347,259	694,518
	MBO(2)	N/A	—	52,089	52,089
	RSA(3)	8/11/2014							9,468	277,791
	PBRSA(SR)(4)	8/11/2014				3,551	7,102	14,203		416,716
	PBRSA(RG)(5)	8/11/2014				3,551	7,102	14,203		416,716

Kevin J. Kenny	Performance(1)	N/A	119,660	239,321	478,642
	MBO(2)	N/A	—	55,671	55,671
	RSA(3)	8/11/2014							6,386	187,365
	RSA(6)	2/27/2015							3,766	142,016
	PBRSA(SR)(4)	8/11/2014				2,395	4,790	9,579		281,048
	PBRSA(RG)(5)	8/11/2014				2,395	4,790	9,579		281,048
	QVICP - CB(7)	N/A	(8)	96,853	(8)
	QVICP - MBO(9)	N/A	(10)	54,277	(10)

Robert J. Thatcher	Performance(1)	N/A	163,948	327,897	655,794
	MBO(2)	N/A	—	49,185	49,185
	RSA(3)	8/11/2014							5,588	163,952
	RSA(11)	8/11/2014							321	9,418
	PBRSA(SR)(4)	8/11/2014				2,095	4,191	8,381		245,899
	PBRSA(RG)(5)	8/11/2014				2,095	4,191	8,381		245,899

Paul Koehn	Performance(1)	N/A	157,658	315,316	630,632
	MBO(2)	N/A	—	47,298	47,298
	RSA(3)	8/11/2014							5,373	157,644
	RSA(11)	8/11/2014							321	9,418
	PBRSA(SR)(4)	8/11/2014				2,015	4,030	8,060		236,480
	PBRSA(RG)(5)	8/11/2014				2,015	4,030	8,060		236,480

(1)
Performance bonus based on the Company’s achievement of revenue and adjusted EBITDA financial goals for fiscal 2015. Adjusted EBITDA is defined as EBITDA with stock compensation added back into the calculation, in addition to an add-back of depreciation and amortization. Target bonus amounts are weighted 67% for the revenue goal and 33% for the adjusted EBITDA goal.

(2)
The Bonus Plan also provided MBO targets related to certain predetermined milestones for fiscal 2015 relating to LIBERTY 360° clinical trial enrollment, market expansion of the 1.25 microcrown, and acceptance of two-year data from our ORBIT II clinical trial at a major conference. Achievement of the MBO targets could result in additional cash bonuses to executive officers for each target achieved of 5% of their annual base salaries for each of the periods.

(3)	Represents restricted stock awards (“RSAs”) granted pursuant to the Company’s 2007 Equity Incentive Plan that vest 1/3 on each of the first three anniversaries of the date of grant.

(4)
Represents RSAs that are subject to performance-based forfeiture based on total stockholder return for fiscal 2015 versus the Compensation Peer Group (“PBRSA(SR)”). These RSAs vested as to 25% of the shares upon achievement of the minimum performance objectives, as to 50% of the shares upon achievement of the target performance objectives, and as to 100% of the shares upon achievement of the maximum performance objectives.

(5)
Represents RSAs that are subject to performance-based forfeiture based on annual revenue growth for fiscal 2015 versus the Compensation Peer Group (“PBRSA(RG)”). These RSAs vested as to 25% of the shares upon achievement of the minimum performance objectives, as to 50% of the shares upon achievement of the target performance objectives, and as to 100% of the shares upon achievement of the maximum performance objectives.

(6)
Represents RSAs granted under the Company’s 2014 Equity Incentive Plan that vest 1/3 on each of the first three anniversaries of the date of the grant. The award was made in connection with Mr. Kenny’s appointment to Chief Operating Officer in February 2015.

(7)	Quarterly Variable Incentive Compensation Plan-Commission Based (“QVICP-CB”) goals relate to quarterly achievement of certain revenue and related goals established by the CEO.

(8)
In the event of performance less than or greater than the QVICP-CB performance goals, Mr. Kenny would receive payments less than or greater than target amounts. There is no threshold goal or cap on maximum amounts under the plan. Following Mr. Kenny’s promotion to Chief Operating Officer in February 2015, Mr. Kenny is no longer eligible for this form of incentive compensation.

(9)	Quarterly Variable Incentive Compensation Plan-MBO (“QVICP-MBO”) goals relate to quarterly achievement of certain MBO goals determined by the CEO and Mr. Kenny.

(10)
In the event of performance less than or greater than the QVICP-MBO performance goals, Mr. Kenny would receive payments less than or greater than target amounts. There is no threshold goal or cap on maximum amounts under the plan. Following Mr. Kenny’s promotion to Chief Operating Officer in February 2015, Mr. Kenny is no longer eligible for this form of incentive compensation.

(11)
Represents RSAs granted under the Company’s 2007 Equity Incentive Plan that will vest 1/3 on each of the first three anniversaries of the date of the grant. The award was made in connection with patent related activities.

Employment Agreements of the Named Executive Officers

David L. Martin

We entered into an employment agreement with Mr. Martin on December 19, 2006, which agreement was amended on December 31, 2012 to reflect Internal Revenue Service guidance and best practices related to Section 409A of the Internal Revenue Code (“Section 409A”) compliance. The agreement, as amended, provided for an initial base salary of $370,000 and provided that the Board would review and increase or decrease such base salary annually beginning in 2008. The agreement also provides for certain perquisites and for employee benefits as generally available to Company employees and that Mr. Martin is eligible to receive medical and life insurance coverage available under plans adopted for the benefit of Company senior executives, to the extent the Company adopts such plans. The agreement is terminable by either party at any time, for any or no reason, provided that Mr. Martin must give 30 days’ written notice of termination to the Company. Under the terms of the agreement, we will pay Mr. Martin an amount equal to 12 months of his then current base salary and 12 months of our share of health insurance costs if he is terminated by us without cause, or if Mr. Martin terminates his employment for good reason, as defined in the agreement. In the event of termination without cause, Mr. Martin would receive the severance benefits to which he is entitled under the Executive Officer Severance Plan described above rather than under his employment agreement, as that Plan provides severance benefits in excess of those provided under his employment agreement. As a condition to receiving his severance benefits, Mr. Martin is required to execute, and not rescind by the 60th day after termination, a release of claims agreement in favor of us. The agreement also contains confidentiality, noncompetition, nonsolicitation and assignment of inventions provisions.

Laurence L. Betterley

We entered into an employment agreement with Mr. Betterley on April 7, 2008, which agreement was amended on December 31, 2012 for Section 409A compliance purposes. The agreement, as amended, provided for an initial base salary of $225,000 and provided that Mr. Betterley would be eligible for a performance and salary review beginning approximately one year after the entry into the agreement. The agreement also provides for Mr. Betterley’s participation in the annual management bonus plan and for employee benefits as generally available to Company employees. The agreement is terminable by either party at any time for any reason. Under the terms of the agreement, we will pay Mr. Betterley an amount equal to 12 months of his then current base salary and 12 months of our share of health insurance costs if he is terminated by us without cause, or if Mr. Betterley terminates his employment for good reason, as defined in the agreement. In the event of termination without cause, Mr. Betterley would receive the severance benefits to which he is entitled under the Executive Officer Severance Plan described above rather than under his employment agreement, as that Plan provides severance benefits in excess of those provided under his employment agreement. As a condition to receiving his severance benefits, Mr. Betterley is required to execute, and not rescind by the 60th day after termination, a release of claims agreement in favor of us. The agreement also contains confidentiality, noncompetition and assignment of inventions provisions.

Kevin J. Kenny

We entered into an employment agreement with Mr. Kenny on April 15, 2011, which agreement was amended on December 31, 2012 for Section 409A compliance purposes and amended further on February 4, 2015 in connection with Mr. Kenny’s promotion to Chief Operating Officer. The agreement, as amended, provided for an initial base salary of $430,000 and provided that Mr. Kenny would be eligible for a performance and salary review beginning approximately one year after the entry into the agreement. The agreement also provides for certain perquisites and for employee benefits as generally available to Company employees. The agreement is terminable by either party at any time for any reason. Under the terms of the agreement, we will pay Mr. Kenny an amount equal to 18 months of his then current base salary and 18 months of our share of health insurance costs if he is terminated by us without cause, or if Mr. Kenny terminates his employment for good reason, as defined in the agreement. As a condition to receiving his severance benefits, Mr. Kenny is required to execute, and not rescind by the 60th day after termination, a release of claims agreement in favor of us. The agreement also contains confidentiality, noncompetition and assignment of inventions provisions.

Outstanding Equity Awards at Fiscal Year-end for Fiscal 2015

The following table sets forth certain information regarding outstanding equity awards held by the Named Executive Officers as of June 30, 2015.

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
David L. Martin(2)(3)	6/12/2007	90,580	—	$7.90	6/11/2017	—	—
	12/12/2007	234,395	—	$12.15	12/11/2017	—	—
	3/2/2009	32,350	—	$8.75	3/1/2019	—	—
	8/13/2012	—	—	—	—	18,194	$481,231
	9/4/2013	—	—	—	—	16,490	$436,161
	8/11/2014(4)	—	—	—	—	19,325	$511,146
	8/11/2014(5)	—	—	—	—	57,974	$1,533,412
Laurence L. Betterley(2)(3)	3/2/2009	14,234	—	$8.75	3/2/2019	—	—
	8/13/2012	—	—	—	—	8,763	$231,781
	9/4/2013	—	—	—	—	7,574	$200,332
	8/11/2014(4)	—	—	—	—	9,468	$250,429
	8/11/2014(5)	—	—	—	—	28,406	$751,339
Kevin J. Kenny(3)	8/13/2012	—	—	—	—	3,940	$104,213
	9/4/2013	—	—	—	—	5,676	$150,130
	8/11/2014(4)	—	—	—	—	19,158	$506,729
	8/11/2014(5)	—	—	—	—	6,386	$168,910
	2/27/2015	—	—	—	—	3,766	$99,611
Robert J. Thatcher(2)(3)	10/17/2005	64,700	—	$12.37	10/16/2015	—	—
	4/18/2007	265	—	$8.83	4/18/2017	—	—
	12/12/2007	32,350	—	$12.15	12/11/2017	—	—
	8/13/2012	—	—	—	—	4,137	$109,424
	9/4/2013	—	—	—	—	4,860	$128,547
	2/28/2014	—	—	—	—	386	$10,210
	8/11/2014(4)	—	—	—	—	5,588	$147,803
	8/11/2014(5)	—	—	—	—	16,762	$443,355
	8/11/2014	—	—	—	—	321	$8,490
Paul Koehn(2)(3)	4/18/2007	36,879	—	$8.83	4/17/2017	—	—
	6/12/2007	8,087	—	$7.90	6/12/2017	—	—
	10/9/2007	12,940	—	$7.9	10/8/2017	—	—
	12/12/2007	32,350	—	$12.15	12/11/2017	—	—
	3/2/2009	8,087	—	$8.75	3/2/2019	—	—
	8/13/2012	—	—	—	—	3,940	$104,213
	9/4/2013	—	—	—	—	4,629	$122,437
	8/11/2014(4)	—	—	—	—	5,373	$142,116
	8/11/2014(5)	—	—	—	—	16,120	$426,374
	8/11/2014	—	—	—	—	321	$8,490

(1)
See Note 7 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the SEC on August 27, 2015, for a discussion of the methodology for determining the exercise price.

(2)
Certain of our stock option agreements provide that in the event of a change of control (as defined in the agreements), the vesting of all options will accelerate and the options will be immediately exercisable as of the effective date of the change of control.

(3)
Unless otherwise noted, restricted stock awards vest at the rate of one-third per year starting on the first anniversary of the grant date. The market value of unvested shares outstanding at fiscal-year end reflects the closing price of $26.45 per share of the Company’s common stock on June 30, 2015, the last trading day of the Company’s fiscal year. Certain of our restricted stock award agreements provide that in the event of a change of control (as defined in the agreements) the awards will become immediately vested on the effective date of the change of control.

(4)
These restricted stock awards are subject to performance-based forfeiture based on total stockholder return for fiscal 2015 versus the Compensation Peer Group. The Company’s total stockholder return for fiscal 2015 was 69% of the median total stockholder return of the peer group. This performance resulted in the vesting of the shares set forth in the table previously disclosed in the Long-Term Incentives section. The remaining shares were forfeited.

(5)
These restricted stock awards are subject to performance-based forfeiture based on annual revenue growth for fiscal 2015 versus the Compensation Peer Group. The Company’s total revenue performance for fiscal 2015 was 188% of the median total revenue of the peer group. This performance resulted in the vesting of the shares set forth in the table previously disclosed in the Long-Term Incentives section. The remaining shares were forfeited.

Option Exercises and Stock Vested for Fiscal 2015

The following table sets forth certain information regarding restricted stock award vesting and option exercises by the Named Executive Officers during the fiscal year ended June 30, 2015.

	Option awards			Stock awards
Name	Number of shares acquired on exercise (#)		Value realized on exercise ($)	Number of shares acquired on vesting (#)		Value realized on vesting ($)
David L. Martin	20,800	(1)	$779,168	88,431	(2)	2,590,794
Laurence L. Betterley	—		$—	41,725	(3)	1,222,501
Kevin J. Kenny	—		$—	25,345	(4)	742,222
Robert J. Thatcher	—		$—	23,423	(5)	686,066
Paul Koehn	—		$—	22,309	(6)	653,437

(1)
The stock options exercised by Mr. Martin were granted on February 15, 2007 and had an exercise price of $8.83. Of this total number of options exercised, Mr. Martin retained no shares of Company common stock after payment of the exercise prices for these options.

(2)
These shares were acquired by Mr. Martin upon the vesting of restricted stock granted to him under the 2007 Equity Incentive Plan. Of this total number of shares, 22,414 were attributable to restricted stock granted on August 8, 2011, 18,195 were attributable to restricted stock granted on August 13, 2012, 8,246 were attributable to restricted stock granted on September 4, 2013, and 39,576 were attributable to performance based restricted stock granted on September 4, 2013.

(3)
These shares were acquired by Mr. Betterley upon the vesting of restricted stock granted to him under the 2007 Equity Incentive Plan. Of this total number of shares, 10,996 were attributable to restricted stock granted on August 8, 2011, 8,763 were attributable to restricted stock granted on August 13, 2012, 3,788 were attributable to restricted stock granted on September 4, 2013, and 18,178 were attributable to performance based restricted stock granted on September 4, 2013.

(4)
These shares were acquired by Mr. Kenny upon the vesting of restricted stock granted to him under the 2007 Equity Incentive Plan. Of this total number of shares, 4,944 were attributable to restricted stock granted on August 8, 2011, 3,940 were attributable to restricted stock granted on August 13, 2012, 2,839 were attributable to restricted stock granted on September 4, 2013, and 13,622 were attributable to performance based restricted stock granted on September 4, 2013.

(5)
These shares were acquired by Mr. Thatcher upon the vesting of restricted stock granted to him under the 2007 Equity Incentive Plan. Of this total number of shares, 5,191 were attributable to restricted stock granted on August 8, 2011, 4,137 were attributable to restricted stock granted on August 13, 2012, 2,431 were attributable to restricted stock granted on September 4, 2013, and 11,664 were attributable to performance based restricted stock granted on September 4, 2013.

(6)
These shares were acquired by Mr. Koehn upon the vesting of restricted stock granted to him under the 2007 Equity Incentive Plan. Of this total number of shares, 4,944 were attributable to restricted stock granted on August 8, 2011, 3,940 were attributable to restricted stock granted on August 13, 2012, 2,315 were attributable to restricted stock granted on September 4, 2013, and 11,110 were attributable to performance based restricted stock granted on September 4, 2013.

Nonqualified Deferred Compensation

As provided under “Nonqualified Deferred Compensation Plans,” which commenced in fiscal year 2014, the Company offers certain members of management and highly compensated employees, including the Named Executive Officers, the opportunity to defer up to 100% of their base salary (after 401(k), payroll tax and other deductions), performance bonus and discretionary bonus and elect to receive the deferred compensation at a fixed future date of participant’s choosing. The amounts that each Named Executive Officer deferred during the 2015 fiscal year, as well as other information regarding Named Executive Officer participation in the plan, is as follows:

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals	Aggregate Balance at Last Fiscal Year End(1)(2)
Dave Martin	$1,142,261	$—	$59,906	$—	$1,202,167
Larry Betterley	$326,223	$—	$(499)	$(325,724)	$—
Kevin Kenny	$323,096	$—	$17,504	$—	$340,600
Robert Thatcher	$—	$—	$—	$—	$—
Paul Koehn	$—	$—	$—	$—	$—

(1)	Amounts are included in each Named Executive Officer’s compensation as reported on the Summary Compensation Table above.

(2)	Amounts include prior fiscal year compensation for each Named Executive Officer.

Potential Payments Upon Termination or Change in Control

As provided under “Termination or Change of Control Plans and Agreements,” many of the Company’s plans and agreements provide the Named Executive Officers with certain rights or the right to receive payments in the event of the termination of their employment or upon a change in control of the Company. The amounts payable to each of the Named Executive Officers, assuming that each individual’s employment had terminated and/or a change in control of the Company had occurred on June 30, 2015, under each scenario, are as follows:

	Acceleration of Restricted Stock		Payment Upon Termination
Name	By Company following Termination Not for Cause(1)	Upon Change in Control(2)	By Company following Termination Not for Cause(3)	By Company following Termination Not for Cause in Connection with Change in Control(4)	By NEO for Good Reason(5)
David L. Martin	$1,855,706	$2,961,950	$1,141,282	$1,708,282	$570,641
Laurence L. Betterley	$898,559	$1,433,881	$525,457	$733,812	$350,900
Kevin J. Kenny	$594,649	$1,029,593	$650,533	$973,033	$650,461
Robert J. Thatcher	$516,013	$847,828	$496,432	$660,380	$—
Paul Koehn	$489,801	$803,630	$398,771	$556,429	$—

(1)
Represents immediate vesting of restricted stock awards that would vest in the 12 months following June 30, 2015 at the closing price of $26.45 per share of the Company’s common stock on June 30, 2015, the last trading day of the Company’s fiscal year.

(2)
Represents immediate vesting of all outstanding restricted stock awards at the closing price of $26.45 per share of the Company’s common stock on June 30, 2015, the last trading day of the Company’s fiscal year.

(3)
Represents payments of base salary and health insurance costs pursuant to the Severance Plan (over a period of 24 months for Mr. Martin, 18 months for Messrs. Betterley, Kenny and Thatcher, and 15 months for each other Named Executive Officer) and each respective Named Executive Officer’s employment agreement (to the extent not duplicative with the Severance Plan), if any.

(4)
Represents payments of base salary (as increased to include the participant’s target bonus for the year of termination in accordance with the Severance Plan) and health insurance costs pursuant to the Severance Plan (over a period of 24 months for Mr. Martin, 18 months for Messrs. Betterley, Kenny and Thatcher, and 15 months for each other Named Executive Officer) and each respective Named Executive Officer’s employment agreement (to the extent not duplicative with the Severance Plan), if any.

(5)
Represents payment of 12 months base salary and health insurance costs (in the case of Messrs. Martin and Betterley) and 18 months base salary and health insurance costs (in the case of Mr. Kenny) pursuant to each respective Named Executive Officer’s employment agreement.

DIRECTOR COMPENSATION

During the fiscal year ended June 30, 2015, each of our non-employee members of the Board received the following compensation:

•
Retainers of $40,000 for service as a board member; $20,000 for service as a chairman of a board committee; $10,000 for service as a member of a board committee; and $1,200 per board or committee meeting attended in the event that more than 12 of such meetings are held during the period. Directors may irrevocably elect, in advance of each fiscal year, to receive these fees in cash, in common stock of the Company or a combination thereof, or in restricted stock units (“RSUs”). Each director electing to receive fees in RSUs will at the time of such election also irrevocably select the date of settlement of the RSU. On the settlement date, RSUs may be settled, at the Company’s discretion, in cash or in shares of common stock or a combination thereof.

•
An RSU award with a value of $125,000 payable, in our discretion, in cash or in shares of our common stock. We provide for the RSU payment, whether paid in cash or shares of common stock, to be made (in a lump sum if paid in cash) within 30 days following the six-month anniversary of the termination of the director’s board membership.

In addition, the Chairman of the Board receives an additional annual retainer of $60,000, and may irrevocably elect, in advance of each fiscal year, to receive this retainer in cash, in common stock of the Company or a combination thereof, or in RSUs. The non-employee members of the Board are also reimbursed for travel, lodging and other reasonable expenses incurred in attending board or committee meetings.

All elements of director compensation will remain the same for fiscal 2016.

Director Compensation Table for Fiscal 2015

The following table summarizes the compensation paid to each non-employee director in the fiscal year ended June 30, 2015.

Name	Fees Earned or Paid in Cash or Stock ($)	Stock Awards(1)(2) ($)	Total ($)
Brent G. Blackey(3)	$60,000	$125,000	$185,000
Edward M. Brown	$60,000	$125,000	$185,000
Scott Bartos	$50,000	$125,000	$175,000
William E. Cohn, M.D.(6)	$17,000	$42,500	$59,500
Augustine Lawlor	$60,000	$125,000	$185,000
Glen D. Nelson, M.D.(5)	$110,000	$125,000	$235,000
Leslie Trigg(3)	$70,000	$125,000	$195,000
Scott Ward(4)	$87,808	$125,000	$212,808

(1)
The value of stock awards in this table represent the fair value of such awards granted during the fiscal year, as computed in accordance with FASB ASC 718. The assumptions used to determine the valuation of the awards are discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Note 7 to our consolidated financial statements, each included in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on August 27, 2015.

(2)
The aggregate number of restricted stock units held by each of the directors and former directors listed in the table above as of June 30, 2015 was as follows: Mr. Blackey, 70,824 shares; Mr. Brown, 66,338 shares; Mr. Bartos, 14,221 shares; Dr. Cohn, 1,127 shares; Mr. Lawlor, 64,293 shares; Ms. Trigg, 46,140 shares and Mr. Ward, 7,134 shares. Dr. Nelson had no restricted stock units as of June 30, 2015. All of these awards represent restricted stock units granted to such directors on March 2, 2009, July 16, 2009, August 13, 2010, August 8, 2011, August 31, 2012, September 4, 2013 and August 11, 2014 except for a grant of 6,707 and 215 restricted stock units to Ms. Trigg on January 18, 2011 and May 5, 2014, respectively; a grant of 5,381 restricted stock units to Mr. Bartos on December 31, 2012; a grant of 2,874 restricted stock units to Mr. Ward on November 13, 2013; and a grant of 1,127 restricted stock units to Dr. Cohn on February 27, 2015.

(3)
The aggregate number of shares subject to outstanding option awards held by each of the directors listed in the table above as of June 30, 2015, was as follows: Mr. Blackey, 45,290 shares and Ms. Trigg, 6,470 shares. Messrs. Brown, Bartos, Cohn, Lawlor, Nelson and Ward did not hold any shares subject to outstanding option awards on June 30, 2015.

(4)	Mr. Ward became the Chairman of the Board on November 12, 2014.

(5)	Dr. Nelson retired from the Board of the Directors on November 12, 2014.

(6)	Dr. Cohn became a director on February 27, 2015.

Prior to July and August, 2014, we did not have any detailed stock retention or ownership guidelines for our directors or executive officers. As of July 23, 2014, the Board and the Compensation Committee have established minimum stock ownership guidelines for non-employee directors that require each director to own Company common stock having a value of at least five times his or her annual cash retainer of $40,000. Each current director has five years from the adoption of this guideline to reach this level of ownership and any new director will have five years from the date of election to reach this ownership level.

PROPOSAL 4-ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require that we provide our stockholders with the opportunity to vote on a nonbinding, advisory basis regarding the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. In accordance with the preference of our stockholders, as expressed in a non-binding advisory vote on the frequency of advisory votes on executive compensation, the Company has determined to hold annual advisory votes on the compensation of the Named Executive Officers.

We seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. We designed our compensation program to reward our Named Executive Officers for their individual performance and contributions to our overall business objectives, and for achieving and surpassing the financial goals set by our Human Resources and Compensation Committee and our Board of Directors.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Based on the competitive, stockholder-aligned and results-oriented characteristics of our executive compensation program, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2015 Summary Compensation Table and the other related tables and disclosure.”

While the Board of Directors and especially the Human Resources and Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature. To the extent there is any significant vote against the compensation of our Named Executive Officers in this Proposal 4, the Human Resources and Compensation Committee will evaluate what actions may be necessary to address our stockholders’ concerns.

VOTE REQUIRED

The Board recommends that you vote “FOR” the non-binding resolution regarding the compensation of our Named Executive Officers, as disclosed in this proxy statement.

TRANSACTIONS WITH RELATED PERSONS

Pursuant to its written charter, the Audit Committee has the responsibility to review and approve all transactions to which a related party and we may be a party prior to their implementation to assess whether such transactions meet applicable legal requirements. Since July 1, 2014, there were no related party transactions arising or existing requiring disclosure under applicable Nasdaq listing standards or SEC rules and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 21, 2015, certain information regarding beneficial ownership of our common stock by:

•	Each person known to us to beneficially own 5% or more of our common stock;

•	Each executive officer named in the Summary Compensation Table on page 34 who in this proxy statement are collectively referred to as the “Named Executive Officers;”

•	Each of our directors; and

•	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name. We have based our calculation of the percentage of beneficial ownership on 32,436,553 shares of CSI common stock outstanding on September 21, 2015. Unless otherwise noted below, the address for each person or entity listed in the table is c/o Cardiovascular Systems, Inc., 1225 Old Highway 8 NW, St. Paul, Minnesota 55112.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned
Named Executive Officers, Directors and Nominees
David L. Martin(1)	818,193	2.5%
Laurence L. Betterley(2)	205,648	*
Kevin J. Kenny(3)	105,330	*
Robert J. Thatcher(4)	224,293	*
Paul Koehn(5)	73,738	*
Brent G. Blackey(6)	107,684	*
Edward Brown(7)	137,341	*
Scott Bartos(8)	2,117	*
William E. Cohn, M.D.(9)	—	*
Augustine Lawlor(10)	90,816	*
Leslie L. Trigg(11)	28,820	*
Scott Ward(12)	7,134	*
All Directors and Executive Officers as a Group (12 individuals)(13)	1,801,114	5.6%
5% Stockholders
Consonance Capital Management LP(14)	2,135,200	6.6%
Waddell & Reed Financial, Inc.(15)	1,982,942	6.1%

*	Less than 1% of the outstanding shares.

(1)
Includes 357,325 shares issuable upon the exercise of options exercisable within 60 days of September 21, 2015, and 170,558 shares of restricted stock that are subject to a risk of forfeiture. Also includes 2,050 shares held by minor children of the reporting person.

(2)	Includes 14,234 shares issuable upon the exercise of options exercisable within 60 days of September 21, 2015, and 66,226 shares of restricted stock that are subject to a risk of forfeiture.

(3)	Includes 61,857 shares of restricted stock that are subject to a risk of forfeiture.

(4)	Includes 97,315 shares issuable upon the exercise of options exercisable within 60 days of September 21, 2015, and 47,587 shares of restricted stock that are subject to a risk of forfeiture.

(5)	Includes 98,343 shares issuable upon the exercise of options exercisable within 60 days of September 21, 2015, and 33,890 shares of restricted stock that are subject to a risk of forfeiture.

(6)
Includes 45,290 shares issuable upon the exercise of options exercisable within 60 days of September 21, 2015. Does not include 71,324 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Blackey’s Board membership, 2,045 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of August 31, 2016, or 2,541 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of August 15, 2019.

(7)
Includes 134,800 shares held by the Edward and Catherine Brown Trust. Does not include 69,587 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Brown’s Board membership, or 2,045 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of August 16, 2016.

(8)
Does not include 19,515 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Bartos’ Board membership.

(9)
Does not include 6,421 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Dr. Cohn’s Board membership.

(10)
Includes 74,670 shares held by HealthCare Ventures VIII, L.P. Mr. Lawlor is a managing director of HealthCare Partners VIII, LLC, which is the general partner of HealthCare Partners VIII, L.P., which is the general partner of HealthCare Ventures VIII, L.P. Mr. Lawlor disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Does not include 69,587 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Lawlor’s Board membership.

(11)
Includes 2,491 shares held by the Trigg Family Trust, for whom the reporting person serves as a trustee and 6,470 shares issuable upon the exercise of options exercisable within 60 days of September 21, 2015. Does not include 38,950 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of termination of Ms. Trigg’s Board membership, 215 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of May 5, 2016, or 2,386 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of August 16, 2016.

(12)
Does not include 12,428 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of termination of Mr. Ward’s Board membership.

(13)	Includes 618,977 shares issuable upon the exercise of options exercisable within 60 days of September 21, 2015, and 380,118 shares of restricted stock that are subject to a risk of forfeiture.

(14)
Constance Capital Management LP (“CCM”), Mitchell Blutt, and Consonance Capman GP reported in a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 17, 2015 that they held shared voting power with respect to 2,135,200 shares of the Company’s common stock. The address for CCM, Mitchell Blutt and Consonance Capman GP is 1370 Avenue of the America, Suite 3301, New York, NY 10019.

(15)
Pursuant to a Schedule 13G filed with the SEC on February 13, 2015, these securities are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company (“IICO”), an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”) or Waddell & Reed Investment Management Company (“WRIMCO”), an investment advisory subsidiary of Waddell & Reed, Inc. (“WRI”). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, IICO may be deemed the beneficial owner of 1,138,542 of these securities and WRIMCO may be deemed the beneficial owner of 844,400 of these securities. The address for IICO and WRIMCO is 6300 Lamar Avenue, Overland Park, KS 66202.
6202.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company, the officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements during the fiscal year ended June 30, 2015 and thereafter prior to October 9, 2015.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents the equity compensation plan information as of June 30, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	654,582	$10.49	1,864,455
Equity compensation plans not approved by stockholders(2)	45,290	$7.90	—
TOTAL	699,872	$10.32	1,864,455

(1)
Includes 1,864,455 shares of common stock available for issuance under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”). There were no shares of common stock available for issuance under the 2006 ESPP at June 30, 2015. The 2006 ESPP allows for an annual increase in reserved shares on July 1 equal to the lesser of (i) 1% of the outstanding common shares outstanding, or (ii) 180,000 shares, provided that the Board may designate a smaller amount of shares to be reserved. Effective on July 1, 2015, 180,000 shares were added to 2006 ESPP.

(2)	Represents outstanding options granted to employees, directors and consultants outside of the 2014 Plan and our other equity incentive plans.

FORM 10-K INFORMATION

A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 2015 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO CSI’S SECRETARY AT 1225 OLD HIGHWAY 8 NW, ST. PAUL, MINNESOTA 55112.

OTHER MATTERS

The Board of Directors and management know of no other matters that will be presented for consideration at the Annual Meeting. However, since it is possible that matters of which the Board and management are not now aware may come before the meeting or any adjournment of the meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the proxy statement.

By Order of the Board of Directors
David L. Martin
President, Chief Executive Officer and Director
St. Paul, Minnesota
October 9, 2015

Appendix A

CARDIOVASCULAR SYSTEMS, INC.
2015 EMPLOYEE STOCK PURCHASE PLAN

1.Purpose.
(a)The purpose of this Plan is to provide a means by which Employees of the Company and certain designated Subsidiaries may be given an opportunity to purchase stock of the Company.
(b)The Company, by means of the Plan, seeks to retain the services of its Employees, to secure and retain the services of new Employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.
(c)The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.
2.Definitions.
As used in the Plan and any Offering, unless otherwise specified, the following terms have the meanings set forth below:
(a)“Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.
(b)“Board” means the Board of Directors of the Company.
(c)“Code” means the Internal Revenue Code of 1986, as amended.
(d)“Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).
(e)“Common Stock” means the common stock of the Company.
(f)“Company” means Cardiovascular Systems, Inc., a Delaware corporation.
(g)“Contributions” means the payroll deductions, and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering.
(h)“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(1)a dissolution or liquidation of the Company;
(2)a lease, sale, or other disposition of all or substantially all of the assets of the Company;
(3)the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation;
(4)the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise;
(5)the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Subsidiary) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or
(6)the individuals who, as of the date of the adoption of this Plan, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least fifty percent (50%) of the Board, provided that if the election, or nomination for election by the Company’s stockholders, of a new director was approved by a vote of at least fifty percent (50%) of the members of the Board then comprising the Incumbent Board, such new director shall upon his or her election be considered a member of the Incumbent Board.
(i)“Director” means a member of the Board.
(j)“Earnings” of an Employee with respect to any Offering has the meaning defined in such Offering.
(k)“Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(l)“Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Subsidiary. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Subsidiary.
(m)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o)“Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the last Trading Day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.
(p)“Initial Offering” means the first Offering under this Plan.

(q)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(r)“Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.
(s)“Offering Date” means a date selected by the Board for an Offering to commence.
(t)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder
(u)“Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(v)“Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.
(w)“Plan” means this Cardiovascular Systems, Inc. 2015 Employee Stock Purchase Plan.
(x)“Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.
(y)“Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
(z)“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(aa)“Related Corporation” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(ab)“Securities Act” means the Securities Act of 1933, as amended.
(ac)“Subsidiary” means any subsidiary corporation of the Company, whether now or hereafter existing, as such term is defined in Section 424(f) of the Code.
(ad)“Trading Day” means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or otherwise, is open for trading.

3.Administration.
(a)The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subparagraph 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(b)The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine when and how Purchase Rights shall be granted and the provisions of each offering of such Purchase Rights (which need not be identical).
(ii)To designate from time to time which Subsidiaries shall be eligible to participate in the Plan.
(iii)To construe and interpret the Plan and Purchase Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iv)To amend the Plan as provided in paragraph 14.
(v)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.
(c)The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.
(d)Any interpretation of the Plan by the Board of any decision made by it under the Plan shall be final and binding on all persons.
4.Shares Subject to the Plan.
(a)Subject to the provisions of paragraph 13 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Purchase Rights granted under the Plan (the “Reserved Shares”), shall not exceed in the aggregate of 2,270,000 shares of the Common Stock. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such Purchase Right shall again become available for the Plan.
(b)The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
5.Grant of Rights; Offering.
(a)The Board or the Committee may from time to time grant or provide for the grant of Purchase Rights under the Plan to Eligible Employees in an Offering on an Offering Date or Offering Dates

selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Purchase Rights under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 6 through 9, inclusive.
(b)If a Participant has more than one (1) Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder, a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right if two (2) Purchase Rights have identical exercise prices), will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if two (2) Purchase Rights have identical exercise prices) will be exercised.
6.Eligibility.
(a)Rights may be granted only to Employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 3(b), to Employees of any Subsidiary of the Company. Except as provided in subparagraph 6(b), an Employee of the Company or any Subsidiary shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or any Subsidiary for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no Employee of the Company or any Subsidiary shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or such Subsidiary is for at least twenty (20) hours per week and at least five (5) months per calendar year.
(b)The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an Eligible Employee of the Company or designated Subsidiary will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or a date which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i)the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii)the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and
(iii)the Board or the Committee may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.
(c)No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this subparagraph 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options (whether vested or unvested) shall be treated as stock owned by such Employee.
(d)An Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other Purchase Rights granted under Employee Stock Purchase Plans of the Company and any Related Corporations do not permit such Employee’s Purchase Rights or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such Purchase Rights are granted) for each calendar year in which such Purchase Rights are outstanding at any time.
(e)Officers of the Company and any designated Subsidiary shall be eligible to participate in Offerings under the Plan; provided, however, that the Board may provide in an Offering that certain Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.
7.Rights; Purchase Price.
(a)On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding twenty percent (20%) of such Employee’s Earnings during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one (1) or more Purchase Dates during an Offering on which Purchase Rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.
(b)In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any Participant as well as a maximum aggregate number of shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one (1) Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.
(c)The per share purchase price of stock acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:
(i)an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date; or
(ii)an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date.
8.Participation; Withdrawal; Termination.
(a)A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed either (i) as a percentage of the submitting Participant’s Earnings during the Offering or (ii) a specified dollar amount (in each case, not to exceed any maximum percentage or amount specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a specified Purchase Date of the Offering.
(b)During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Rights in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.
(c)Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.
(d)Rights shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 15 and, during a Participant’s lifetime, shall be exercisable only by such Participant.
(e)Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.
9.Exercise.
(a)On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each Participant’s account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering shall be held in each such Participant’s account for the purchase of shares under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in subparagraph 8(b), or is no longer eligible to be granted Purchase Rights under the Plan, as provided in paragraph 6, in which case such amount shall be distributed to the Participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of shares which is equal to the amount required to purchase one or more whole shares of Common Stock on the final Purchase Date of an Offering shall be distributed in full to the Participant after such Purchase Date, without interest.
(b)No Purchase Rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including Purchase Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.
10.Covenants of the Company.
(a)During the terms of the Purchase Rights granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Purchase Rights, provided that the Company shall not be obligated to keep available shares in excess of the limits set forth or described in paragraphs 4 and 7 of the Plan and any corresponding or additional limits set forth in an Offering.
(b)The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Purchase Rights unless and until such authority is obtained.
11.Use of Proceeds from Stock.
Proceeds from the sale of stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.
12.Rights as a Stockholder.
A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to Purchase Rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of Purchase Rights under the Plan are recorded in the books of the Company (or its transfer agent).
13.Adjustments upon Changes in Stock; Corporate Transactions.
(a)If any change is made in the stock subject to the Plan, or subject to any Purchase Rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding Purchase Rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Purchase Rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)
(b)In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within five (5) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.
14.Amendment of the Plan or Offerings.
(a)The Board at any time, and from time to time, may amend the Plan or the terms of one or more Offerings. However, except as provided in paragraph 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within the time and to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations. It is expressly contemplated that the Board may amend the Plan or an Offering in any respect the Board deems necessary or advisable to provide Eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights granted under an Offering into compliance therewith.
(b)The Board may, in its sole discretion, submit any amendment to the Plan or an Offering for stockholder approval.
(c)Purchase Rights and obligations under any Purchase Rights granted before amendment of the Plan or Offering shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Purchase Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Purchase Rights granted under an Offering comply with the requirements of Section 423 of the Code.
15.Designation of Beneficiary.
(a)A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if applicable, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.
(b)Such designation of beneficiary may be changed by the Participant at any time by written notice in the form prescribed by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or if an entity, is otherwise in existence) at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one (1) or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may determine.
16.Termination or Suspension of the Plan.
(a)The Board in its discretion, may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. The Plan shall automatically terminate if all the shares subject to the Plan pursuant to subparagraph 4(a) are issued. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)Rights and obligations under any Purchase Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Purchase Rights granted under an Offering comply with the requirements of Section 423 of the Code.

17.Effective Date of Plan.
The Plan shall become effective on the date of the Board’s adoption of the Plan (the “Effective Date”), but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan had been approved by the stockholders of the Company, which must occur within twelve (12) months after the Effective Date.
18.Miscellaneous Provisions.
(a)All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.
(b)The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

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The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:			For	Against	Abstain
	01)	Scott Bartos		☐	☐	☐
	02)	Edward Brown		☐	☐	☐
	03)	Augustine Lawlor		☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4:				For	Against	Abstain
2.	To approve the 2015 Employee Stock Purchase Plan.			☐	☐	☐
3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2016.			☐	☐	☐
4.	Proposal to cast a non-binding advisory vote on the compensation of our named executive officers.			☐	☐	☐

NOTE: Proposal 1 is to elect Class I directors to hold office until the 2018 Annual Meeting of Stockholders. In their discretion, the proxies named on the front of this card are also authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournment or postponement thereof.

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	Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owner)		Date

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CARDIOVASCULAR SYSTEMS, INC.
Annual Meeting of Stockholders
November 18, 2015 10:00 AM CT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David L. Martin and Laurence L. Betterley, and each of them individually, as attorneys and proxies, of the undersigned, with the power to act without the other and with full power of substitution, and hereby authorizes them to represent and to vote all of the shares of stock of Cardiovascular Systems, Inc., a Delaware corporation, standing in the name of the undersigned with all the power which the undersigned would have if present at the Annual Meeting of Stockholders to be held on November 18, 2015, at 10:00 a.m. (Central Time), and any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could so act if personally present thereat, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this Proxy will be voted “FOR” Proposal Nos. 1, 2, 3 and 4.

Continued and to be signed on reverse side